UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TELENAV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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T +1 408.245.3800 F +1 408.245.0238 E ir@telenav.com 950 De Guigne Drive Sunnyvale, CA 94085 www.telenav.com

Preliminary Proxy Statement—Subject to Completion

October     , 2012

Dear Stockholders:

We are pleased to invite you to attend our 2012 Annual Meeting of Stockholders to be held on November 27, 2012 at 9:00 a.m. Pacific Time, at our headquarters at 950 De Guigne Drive, Sunnyvale, California 94085 (the “Annual Meeting”).

The matters to be considered at the meeting are described in detail in the attached proxy statement. We will also report on our activities immediately following the meeting, and you will have an opportunity to submit questions or comments on matters of interest to stockholders generally. Included with the proxy statement is a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

Please use this opportunity to take part in the affairs of TeleNav by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, I urge you to vote your proxy as soon as possible. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person, and may save us from incurring additional proxy solicitation costs.

Thank you for your ongoing support of TeleNav. We look forward to seeing you at our Annual Meeting.

TELENAV, INC.

Dr. HP Jin Chairman of the Board, President and Chief Executive Officer Sunnyvale, California

This notice of Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about October     , 2012.

Preliminary Proxy Statement Subject to Completion

TELENAV, INC.

950 De Guigne Drive

Sunnyvale, California 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 27, 2012

The Annual Meeting of Stockholders of TeleNav, Inc. will be held on Tuesday, November 27, 2012, at 9:00 a.m. Pacific Time, at our offices, located at 950 De Guigne Drive, Sunnyvale, California 94085, for the following purposes (as more fully described in the proxy statement accompanying this notice):

1.	The election of two Class III directors to serve for a term of three years or until their respective successors are duly elected and qualified;

2.	To approve the material terms of our 2009 Equity Incentive Plan to enable certain incentive compensation under such plan to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”);

3.	To approve the material terms of our Amended and Restated Bonus Plan (“Bonus Plan”) in order to qualify payments under the Bonus Plan as “performance-based compensation” for the purposes of Section 162(m);

4.	To approve the proposed amendment to Article I of the Second Amended and Restated Certificate of Incorporation of TeleNav, Inc. to change the corporation’s name to Telenav, Inc.;

5.	To ratify the appointment of Ernst & Young LLP as TeleNav’s independent registered public accountants for the fiscal year ending June 30, 2013; and

6.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on October 8, 2012 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign and date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

By Order of the Board of Directors,

Dr. HP Jin Chairman of the Board, President and Chief Executive Officer Sunnyvale, California October , 2012

YOUR VOTE IS IMPORTANT. PLEASE RETURN THE ENCLOSED PROXY, EVEN IF YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON. A MAJORITY OF OUR OUTSTANDING SHARES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE MEETING TO CONSTITUTE A QUORUM.

i

TELENAV, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	i

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1

Why am I receiving these materials?	1

What items of business will be voted on at the Annual Meeting?	1

How does the board of directors recommend that I vote?	1

What information is contained in these proxy materials?	2

What shares can I vote?	2

How many votes am I entitled to per share?	2

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2

How can I vote my shares in person at the Annual Meeting?	3

How can I vote my shares without attending the Annual Meeting?	3

Can I change my vote or revoke my proxy?	3

Is my vote confidential?	3

How can I attend the Annual Meeting?	3

How many shares must be present or represented to conduct business at the Annual Meeting?	4

How are votes counted?	4

What is the voting requirement to approve each of the proposals?	4

Is cumulative voting permitted for the election of directors?	4

What happens if additional matters are presented at the Annual Meeting?	4

Who will serve as inspector of elections?	5

Who will bear the cost of soliciting votes for the Annual Meeting?	5

Where can I find the voting results of the Annual Meeting?	5

How can I contact TeleNav’s transfer agent?	5

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	5

How do I get electronic access to the proxy materials?	6

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6

CORPORATE GOVERNANCE	8

Code of Business Conduct and Ethics	8

Director Independence	8

Board Composition	8

Preliminary Proxy Statement—Subject to Completion

TELENAV, INC.

950 De Guigne Drive

Sunnyvale, CA 94085

PROXY STATEMENT

FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	Our board of directors has made these materials available to you on the internet and has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the annual meeting of stockholders, which will take place on Tuesday, November 27, 2012 at 9:00 a.m. Pacific Time, at our headquarters located at 950 De Guigne Drive, Sunnyvale, California 94085 (the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

•	To elect two Class III directors to serve for a term of three years or until their respective successors are duly elected and qualified.

•

To approve the material terms of our 2009 Equity Incentive Plan to enable certain incentive compensation under such plan to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

•

To approve the material terms of our Amended and Restated Bonus Plan (“Bonus Plan”) in order to qualify payments under the Bonus Plan as “performance-based compensation” for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

•	To approve the proposed amendment to Article I of the Second Amended and Restated Certificate of Incorporation of TeleNav, Inc. to change the corporation’s name to Telenav, Inc.

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013 (“fiscal 2013”).

We will also consider any other business that properly comes before the Annual Meeting.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares:

•	“FOR” each of the Class III nominees to the board of directors.

•	“FOR” the ratification of the terms of our 2009 Equity Incentive Plan.

•	“FOR” the approval of the material terms of our Section 162(m) performance Bonus Plan.

•	“FOR” the approval of the proposed amendment to Article I of the Second Amended and Restated Certificate of Incorporation.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013.

Q:	What information is contained in these proxy materials?

A:	You are receiving a proxy card, a copy of our Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended June 30, 2012 (“fiscal 2012”) and this proxy statement (collectively, the “proxy materials”). The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information on our board of directors and certain other required information.

Q:	What shares can I vote?

A:	Each share of our common stock issued and outstanding as of the close of business on October 8, 2012 (the “Record Date”) is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date there were shares of our common stock issued and outstanding.

Q:	How many votes am I entitled to per share?

A:	For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we sent the proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described in the proxy materials and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described in the proxy materials and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the proxy materials, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the proxy materials, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to our Corporate Secretary at TeleNav, Inc., 950 De Guigne Drive, Sunnyvale, California 94085 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either among our employees or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement for the period including the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, or, if you vote by telephone or internet, by indicating your plans when prompted.

The meeting will begin promptly at 9:00 a.m. Pacific Time on November 27, 2012.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A majority of our issued and outstanding shares of common stock must be present in person or represented by proxy in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other item of business, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the board of directors.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the votes cast is required for the election of the directors. The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to approve (i) the material terms of our 2009 Equity Incentive Plan, (ii) the material terms of our Bonus Plan and (iii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013. The affirmative “FOR” vote of a majority of the outstanding shares of our common stock is required to approve the proposal to amend Article I of our Second Amended and Restated Certificate of Incorporation to change our name to Telenav, Inc.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against the matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. You may not cumulate your votes for the election of directors.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Dr. HP Jin and Michael Strambi, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be our General Counsel, Loren Hillberg. Our transfer agent, Computershare Trust Company, N.A., will assist the inspector of elections with tabulating the votes.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish them on our website at http://investor.telenav.com. We will also disclose voting results on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting, which will also be available on our website.

Q:	How can I contact TeleNav’s transfer agent?

A:	You can contact our transfer agent by either writing Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940, or by telephoning (866) 298-8535 or (781) 575-2879.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, you may write or email us at the following address and email address:

TeleNav, Inc.

Attn: Investor Relations

950 De Guigne Drive

Sunnyvale, California 94085

Email: IR@telenav.com

Tel: (408) 245-3800

Fax: (408) 245-0238

Stockholders who hold shares through a stockbroker, bank or other nominee may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Q:	How do I get electronic access to the proxy materials?

A:	These proxy materials (including our Annual Report) are also available on our website at http://investor.telenav.com/financials.cfm and the SEC website at http://www.sec.gov.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2013 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than June 1, 2013; provided, however, that in the event that we hold our 2013 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

TeleNav, Inc.

Attn: Corporate Secretary

950 De Guigne Drive

Sunnyvale, California 94085

Tel: (408) 245-3800

Fax: (408) 245-0238

Advanced Notice Procedures: Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2013 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	no earlier than July 28, 2013, and

•	not later than the close of business on August 27, 2013.

In the event that we hold our 2013 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2012 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:

•	(i) the 90th day before such annual meeting, or

•	(ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by our board of directors. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Process for Recommending Candidates for Election to the Board of Directors” on page 11.

To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Advanced Notice Procedures” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions: A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at http://www.sec.gov or by requesting a copy through our website at http://investor.telenav.com/tools.cfm. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

In June 2009, our board of directors adopted a Code of Business Conduct and Ethics for all employees, officers and directors. The full texts of our Code of Business Conduct and Ethics are posted on our website at the investor relations portion of our website, http://investor.telenav.com. We intend to disclose future amendments to our Code of Business Conduct and Ethics, or certain waivers of such provisions, at the same location on our website identified above and also in public filings.

In June 2009, our board of directors also adopted a Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers. The full texts of our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers will be posted on our website at the investor relations portion of our website, http://investor.telenav.com. We intend to disclose future amendments to our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers, or certain waivers of such provisions, at the same location on our website identified above and also in public filings.

Director Independence

In September 2012, our board of directors undertook a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise the ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that each of Messrs. Carolan, Chen, Chiu and Zaelit are “independent directors” as defined under the rules of the NASDAQ Global Market, constituting a majority of independent directors of our board of directors as required by the rules of the NASDAQ Global Market. Upon Mr. Xie’s appointment to our board of directors in July 2012, our board of directors determined that Mr. Xie is independent.

Board Composition

Our board of directors is currently composed of six members. Our bylaws permit our board of directors to establish by resolution the authorized number of directors and six directors are currently authorized.

Each class of directors is elected for a three-year term to succeed the class whose term is then expiring. The terms of the directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during 2012 for the Class III directors, 2013 for the Class I directors, and 2014 for the Class II directors.

The following table sets forth the classes, names, ages and positions of our directors as of October 8, 2012:

Class I Directors	Age	Position
Samuel Chen(1)	61	Director
Hon Jane (Jason) Chiu(1),(2)	56	Director

Class II Directors
Shawn Carolan(2)	38	Director
Ken Xie	49	Director

Class III Directors
Dr. HP Jin	48	Chairman of the Board, President and Chief Executive Officer
Joseph M. Zaelit(1)	67	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.

Board Leadership Structure

Our board of directors believes that our chief executive officer is best situated to serve as our chairman of the board, because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the industry, while our chief executive officer brings company-specific experience and expertise. Our board of directors believes that the combined role of chairman of the board and chief executive officer promotes strategy development and execution, and facilitates information flow between management and our board of directors, which are essential to effective governance.

One of the key responsibilities of our board of directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. Our board of directors believes the combined role of chairman of the board and chief executive officer, together with our independent directors, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Board Meetings and Committees

During fiscal 2012, the board of directors held four meetings and acted four times by written consent. Each of the directors attended or participated in 100% of the meetings of the board of directors and 100% of the meetings held by all committees of the board of directors on which he served during the past fiscal year, except Ken Xie, who was not a member of the board of directors during the past fiscal year. The board of directors has two standing committees: an audit committee and a compensation committee.

Audit Committee. The audit committee oversees our corporate accounting and financial reporting processes. The audit committee generally oversees:

•	Our accounting and financial reporting processes as well as the audit and integrity of our financial statements;

•	The qualifications and independence of our independent registered public accounting firm;

•	The performance of our independent registered public accounting firm; and

•

Our compliance with its systems of disclosure controls and procedures, internal controls over financial reporting and compliance of our employees, directors and consultants with ethical standards adopted by us.

The audit committee also has certain responsibilities, including without limitation, the following:

•	Selecting and hiring the independent registered public accounting firm;

•	Supervising and evaluating the independent registered public accounting firm;

•	Evaluating the independence of the independent registered public accounting firm;

•	Approving audit and non-audit services and fees;

•

Reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls; and

•	Reviewing reports and communications from the independent registered public accounting firm.

During fiscal 2012, the members of our audit committee were Messrs. Chen, Chiu and Zaelit. Our board of directors has determined that Mr. Zaelit is a financial expert as contemplated by the rules of the SEC implementing

Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Zaelit serves as the chairman of the audit committee. Entities controlled by Mr. Chen currently hold more than 10% of our outstanding common stock. Our board of directors has considered the independence and other characteristics of each member of our audit committee. Our board of directors believes that the composition of the audit committee meets the requirements for independence under the current requirements of the NASDAQ Global Market and SEC rules and regulations. We believe that the audit committee charter and the functioning of the audit committee comply with the applicable requirements of the NASDAQ Global Market and SEC rules and regulations. Our audit committee also serves as our qualified legal compliance committee. We intend to comply with future requirements to the extent they become applicable to us.

The audit committee held four meetings during fiscal 2012 and acted one time by written consent. The audit committee has adopted a written charter approved by the board of directors, which is available on our website at http://investor.telenav.com/governance.cfm.

The Audit Committee Report is included in this proxy statement on page 61.

Compensation Committee. The compensation committee oversees our corporate compensation policies, plans and benefits programs and has the responsibilities described in “Executive Compensation—Compensation Discussion and Analysis” below.

The members of our compensation committee are Messrs. Carolan and Chiu. Mr. Carolan has been appointed to serve as the chairman of the compensation committee. We believe that each member of the compensation committee meets the requirements for independence under the current requirements of the NASDAQ Global Market, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act and is an outside director as defined pursuant to Section 162(m). We believe that the compensation committee charter and the functioning of the compensation committee comply with the applicable requirements of the NASDAQ Global Market and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Copies of the charter for our compensation committee is available without charge, upon request in writing to 950 De Guigne Drive, Sunnyvale, California 94085; Attn: Corporate Secretary or on the investor relations portion of our website, http://investor.telenav.com/governance.cfm. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

See “Executive Compensation—Compensation Discussion and Analysis” and “Election of Directors—Director Compensation” below for a description of our processes and procedures for the consideration and determination of executive and director compensation.

The compensation committee held four meetings during fiscal 2012 and acted two times by written consent.

The Compensation Committee Report is included in this proxy statement on page 42.

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, our compensation committee consisted of Messrs. Carolan and Chiu. None of the members of the compensation committee has at any time been one of our officers or employees. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Board’s Role in Risk Oversight

Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full board of directors, our senior management is responsible for the day-to-day management of the material risks we face. In its oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our board of directors holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for us. This involvement of the board of directors in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for us. Additionally, our board of directors regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our board of directors and its committees on a quarterly basis, and as is otherwise needed, and are available to address any questions or concerns raised by the board on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management and reports their findings to the full board of directors on a quarterly basis, and as is otherwise needed. Our audit committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. Our compensation committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.

In connection with its oversight of compensation-related risks, our compensation committee has reviewed an assessment by management of our compensation programs and practices for its employees, including its executive and non-executive programs and practices. In its review, the compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, the compensation committee determined any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Additional review or reporting on enterprise risks is conducted as needed or as requested by the board of directors or a committee thereof.

Process for Recommending Candidates for Election to the Board of Directors

Because our board of directors only has one member who is not independent and we are a young public company, our board of directors does not feel there is a strong need for a nominating and governance committee. Instead, director candidates are selected by a majority of our independent directors, based on suggestions from our board members, management and certain stockholders. The board of directors may also retain third-party executive search firms to identify independent director candidates from time to time. It is the policy of the board of directors to consider recommendations for candidates to the board of directors from stockholders holding at least 1% of our outstanding shares of common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The independent directors of our board of directors will consider persons recommended by our stockholders in the same manner as a nominee recommended by the board of directors, individual board members or management.

A stockholder that desires to recommend a candidate for election to the board of directors should send the recommendation in writing to 950 De Guigne Drive, Sunnyvale, CA 94085; Attn: Corporate Secretary. This written recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the required ownership of our common stock by the recommending stockholder. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our board of directors, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and personal references.

In accordance with the advance notice provisions in our bylaws, director nominations to be considered at any annual meeting of stockholders must be received not less than 45 days, and not more than 75 days, prior to one-year anniversary of the date on which we first mailed proxy materials, or a notice of availability of proxy materials (whichever is earlier), to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, in order for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. To be timely for a special meeting, such notice must be received by our Corporate Secretary at our offices at 950 De Guigne Drive, Sunnyvale, CA 94085 not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. This means that for purposes of our 2012 Annual Meeting of Stockholders, such nominations must have been received no sooner than July 22, 2012, and no later than August 21, 2012.

Where the board of directors has either identified a prospective nominee or determines that an additional or replacement director is required, the board of directors may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management. While we do not have a formal diversity policy for board membership, the board of directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our board of directors’ deliberations and decisions. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the board of directors considers a number of factors, including the following:

•	the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors;

•	such factors as issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and potential conflicts of interest; and

•	such other factors as the board of directors may consider appropriate.

The board of directors has also specified the following minimum qualifications to be satisfied by any nominee for a position on the board of directors:

•	predominantly independent;

•	of high integrity;

•	have qualifications that will increase overall effectiveness of the board of directors; and

•	meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

After completing the evaluation and review, the board of directors makes a recommendation to the independent members of the board of directors as to the persons who should be nominated to the board of directors, and the independent members of the board of directors determine and approve the nominees after considering the recommendation and report of the board of directors and management.

Attendance at annual meetings of stockholders by the Board of Directors

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meeting of stockholders, we encourage, but do not require, directors to attend. Last year, one director attended our annual meeting of stockholders.

Contacting the Board of Directors

In cases where stockholders wish to communicate with the board of directors or any individual member of the board of directors, messages can be sent to our General Counsel, at TeleNav, Inc., 950 De Guigne Drive, Sunnyvale, CA 94085, Attn: General Counsel. Our General Counsel monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Where the nature of a communication warrants, our General Counsel may determine, in his judgment, to obtain the more immediate attention of the appropriate committee of the board of directors, a non-management director, independent advisor or management, as our General Counsel considers appropriate. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Class III directors’ terms expire at the Annual Meeting.

Information Regarding Nominees

The board of directors nominated Dr. HP Jin and Joseph M. Zaelit as nominees for election as Class III members of our board of directors at the Annual Meeting. At the Annual Meeting, two directors will be elected to the board of directors for a term of three years expiring at the 2015 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Biographical information about each of the directors and nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each director and nominee that led our board of directors to the conclusion that he/she should serve or continue to serve as a director is also included in each of the director and nominee biographies.

Both Dr. Jin and Mr. Zaelit have agreed to serve if elected and we have no reason to believe that either Dr. Jin or Mr. Zaelit will be unavailable to serve. In the event either Dr. Jin or Mr. Zaelit is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently members of our board of directors. In the event that any nominee becomes unavailable or unwilling to serve as a member of our board of directors, the proxy holders will vote in their discretion for a substitute nominee.

The following table sets forth the names, ages and positions of our director nominees as of October 8, 2012:

Name of Class III Nominees	Age	Position
Dr. HP Jin	48	Director
Joseph M. Zaelit(1)	67	Director

(1)	Member of the audit committee.

Dr. HP Jin is a cofounder of our company and has served as our president and a member of our board of directors since October 1999. Dr. Jin has also served as our chief executive officer and chairman of our board of directors from October 1999 to May 2001 and since December 2001. Prior to his time with us, Dr. Jin served as a senior strategy consultant at the McKenna Group, a strategy consulting firm. Prior to that time, Dr. Jin was a business strategy and management consultant at McKinsey & Company, a management consulting firm. Dr. Jin was also previously a technical director at Loral Integrated Navigation Communication Satellite Systems, or LINCSS, a division of Loral Space & Communications, Inc., a GPS service and engineering company. Dr. Jin holds a B.S. and M.S. in Mechanical Engineering from Harbin Institute of Technology in China and a Ph.D. in Guidance, Navigation and Control, with a Ph.D. minor in Electrical Engineering, from Stanford University. For the following reasons, the board of directors concluded that Dr. Jin should serve our director. With over 10 years of experience as our president and chief executive officer, he has deep knowledge and understanding of our business. Dr. Jin’s experience as chief executive officer demonstrates his leadership and business acumen. His experience with strategic and operational issues in the location based services industry gives him insight to the issues facing this industry and brings valuable expertise to our board of directors.

Joseph M. Zaelit has served as a member of our board of directors since June 2009. Since August 2003, Mr. Zaelit has served as a venture partner of iGlobe Partners Fund, L.P., a venture capital investment firm. Prior to that time, Mr. Zaelit served as executive vice president and chief financial officer of Celestry Design Technologies, an integrated circuit design products company, and he also served as chief financial officer of GoRemote Internet Communications, Inc., (“GoRemote Internet Communications”) a publicly traded provider of remote access services that was acquired by iPass Inc. From June 2003 to December 2007, Mr. Zaelit served as a member of the board of directors of InterVideo, Inc., a publicly traded software publishing company that was acquired by Corel Corporation. From November 2001 to February 2006, Mr. Zaelit served as a member of the board of directors of GoRemote Internet Communications. Mr. Zaelit holds a B.S. in accounting and an M.B.A., each from the University of Utah. For the following reasons, the board of directors concluded that Mr. Zaelit should serve as our director. Mr. Zaelit is an experienced financial leader with over 40 years of finance and accounting experience gained through his education and board and senior management roles at a number of corporations. The compliance, financial reporting and audit expertise Mr. Zaelit gained in his board and senior management roles has proven valuable in addressing issues that have arisen for us.

Information Regarding Continuing Directors

The following table sets forth the names, ages and positions of our continuing directors as of October 8, 2012:

Class I Directors	Age	Position
Samuel Chen(1)	61	Director
Hon Jane (Jason) Chiu(1),(2)	56	Director

Class II Directors	Age	Position
Shawn Carolan(2)	38	Chairman of the Board, President and Chief Executive Officer
Ken Xie	49	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.

Samuel Chen has served as a member of our board of directors since January 2002. Mr. Chen has served as chairman of the board of directors of Rayson Technology Co., Ltd., a wireless communications company, for the last 19 years. Since 1994, Mr. Chen has also served as chairman of the board of directors of Sonix Technology Co., Ltd., an integrated circuit development company. Since 2000, Mr. Chen has also served as chairman of the board of directors of GlobalSat Technology Corp., an electronic communications company. Mr. Chen holds a B.S. in Chemistry from National Tsing Hua University in Taiwan. For the following reasons, the board of directors concluded that Mr. Chen should serve as our director. Mr. Chen brings with him considerable business experience as the current chairman of the board of directors of Sonix Technology Co. Ltd., a publicly traded company, GlobalSat Technology Co., Ltd., a publicly traded company, and Rayson Technology Co. Ltd., a privately held company. Mr. Chen also serves on the board of directors of various other privately held companies. With his experience, Mr. Chen has a substantial amount of knowledge of the complex issues facing global companies and an understanding of what makes businesses work effectively and efficiently. Mr. Chen’s experience as a board member of public and private companies gives him insight and perspective into how other boards function and enables him to be an effective board member. These skills and experience are extremely valuable to our board of directors.

Hon Jane (Jason) Chiu has served as a member of our board of directors since January 2002. Since October 2008, Mr. Chiu has served as a director of Comchip Technology Co., Ltd., a surface mount diode manufacturing company. Mr. Chiu is also a founder of Union Polymer Material Co., Ltd., a heat shrinkable materials company, has served as a director since 2002 and is currently chairman of its board of directors. Since January 2001, Mr. Chiu has served as a director of Secureinside.com, a software and Internet services company. Mr. Chiu is a cofounder of Taiwan Parking Corp. Ltd., a parking lot rental management and outsourcing operation company, and has served as a director since 1995. Mr. Chiu holds a B.S. in Hydraulic Engineering from National Cheng Kong University in Taiwan. For the following reasons, the board of directors concluded that Mr. Chiu should serve as our director. Mr. Chiu has demonstrated success in his business and leadership skills, serving as a director of several companies. His investment and business experience gained through his work background makes Mr. Chiu a valuable member of our board of directors.

Shawn Carolan has served as a member of our board of directors since January 2006. Mr. Carolan has served as a managing director of Menlo Ventures, a venture capital investment firm, since September 2002. Mr. Carolan has served as chief ececutive officer of handl, Inc., a web application company, since January 2011. Mr. Carolan holds a B.S. and M.S. in Electrical Engineering from the University of Illinois, Champaign and an M.B.A. from Stanford University. For the following reasons, the board of directors concluded that Mr. Carolan should serve as our director. Mr. Carolan has demonstrated success in his business and leadership skills, serving as a managing director of Menlo Ventures since 2002. During his career at Menlo Ventures, Mr. Carolan has been closely involved with investments in various technology companies. With his extensive business background, Mr. Carolan also brings considerable finance and investment experience. These skills and experience are extremely valuable to our board of directors.

Ken Xie has served as a member of our board of directors since July 2012. Mr. Xie has served as the president and chief executive officer of Fortinet, Inc., a publicly traded network security solutions company, since he co-founded Fortinet in October 2000. Prior to co-founding Fortinet, Mr. Xie was the founder, president and chief executive officer of NetScreen Technologies, Inc., a provider of network security products, which was acquired by Juniper Networks, Inc., an IP network solutions company, in April 2004. Additionally, Mr. Xie was managing partner of Jedi Venture, a venture capital investment fund, founder, president, and chief executive officer of Stanford Infosystems International, Inc., a private company, and security architect for Healtheon Corporation, a health information services company, and Philips Semiconductors, a computer equipment manufacturer. Mr. Xie received a B.S. and an M.S. in electrical engineering from Tsinghua University in China and an M.S. in electrical engineering from Stanford University. Our board of directors appointed Mr. Xie to fill a vacancy on our board due to his experience as a chief executive officer of two public companies and believes he brings considerable experience to our board of directors.

Director Compensation

In October 2010, our board of directors approved the following compensation package for our nonemployee directors, based on the recommendation of our chief executive officer and the compensation committee of our board of directors, which became effective as of the 2010 Annual Meeting of Stockholders held on December 7, 2010.

Annual retainer	$25,000
Additional retainer audit committee chair	$10,000
Additional retainer compensation committee chair	$5,000

Our 2009 Equity Incentive Plan provides for the automatic grant of nonstatutory stock options to our nonemployee directors. Each individual who first joins our board of directors as a nonemployee director will receive, at the time of such initial election or appointment, an automatic option grant to purchase 10,416 shares of our common stock, provided such person has not previously been in our employ. In addition, as of 2011, each individual who continues to serve as a nonemployee member of the board of directors, whether or not such individual is standing for re-election at that particular annual meeting, will be granted an option to purchase 4,166 shares of common stock on the date of each annual stockholders meeting, provided such individual has served as a nonemployee member of our board of directors for at least six months. Directors who are also employees are eligible to receive options and be issued shares of common stock directly under our 2009 Equity Incentive Plan.

Each automatic grant under our 2009 Equity Incentive Plan will have an exercise price per share equal to the fair market value per share of our common stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should such an individual cease to serve as a member of our board of directors.

In November 2011, our nonemployee members of the board of directors received an option grant of 4,166 shares of our common stock in accordance with the 2009 Equity Incentive Plan for their continued service on our board.

None of our nonemployee directors received compensation from us prior to 2009. Employee directors are not compensated for their service as directors.

We do not have a formal policy of reimbursing directors, but we reimburse them for travel, lodging and other reasonable expenses incurred in connection with their attendance at board of directors or committee meetings.

The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for fiscal 2012. The table excludes Dr. Jin, who is a named executive officer and did not receive any compensation from us in his role as a director in fiscal 2012.

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation(2)	Total
Shawn Carolan	$30,000	$20,321	—	$50,321
Samuel Chen	25,000	20,321	18,597	63,918
Hon Jane (Jason) Chiu	25,000	20,321	—	45,321
Soo Boon Koh(3)	8,016	—	16,204	24,220
Ken Xie(4)	—	—	—	—
Joseph M. Zaelit	35,000	20,321	—	55,321

(1)	Amounts reflect the aggregate grant date fair value of options awarded during the fiscal year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 without regard to estimated forfeitures. The fair value of each option grant is estimated based on the fair market value on the date of grant and using the Black-Scholes-Merton option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 9 to the consolidated financial statements contained in our 2012 Annual Report.
(2)	Amounts reflect any reimbursements for travel, lodging and other reasonable expenses incurred in connection with attending board of directors or committee meetings.
(3)	On October 26, 2011 Ms. Soo Boon Koh resigned from our board of directors. These fees represent Ms. Koh’s pro-rated earnings for her service during fiscal 2012 through the date of her resignation from the board.
(4)	Mr. Xie did not serve as a director during fiscal 2012. He was appointed to our board of directors in July 2012. In connection with his appointment, Mr. Xie will receive an initial grant of 20,000 restricted stock units (“RSUs”) under our 2009 Equity Incentive Plan. Mr. Xie’s RSUs will vest and will be issued as to one-fourth of the shares on each annual anniversary following the date of grant, with full vesting in four years, contingent upon Mr. Xie’s continued service as a director; provided that upon the closing of a change of control, the unvested portion of Mr. Xie’s RSUs shall fully vest. Mr. Xie will also receive an additional grant of 5,000 RSUs, subject to the same terms as his initial grant, each following year on the date of our annual stockholder meeting, subject to Mr. Xie’s continued service as one of our directors. Mr. Xie will receive cash compensation in accordance with the nonemployee director compensation policy.

Required Vote

The two nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of each of the foregoing nominees.

PROPOSAL TWO

APPROVAL OF THE MATERIAL TERMS OF THE 2009 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the material terms of our 2009 Equity Incentive Plan to enable certain incentive compensation under such plan to qualify as deductible “performance-based compensation” within the meaning of Section 162(m). Stockholder approval of the 2009 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2009 Equity Incentive Plan.

Section 162(m) Performance-Based Compensation

If our stockholders approve its material terms, our 2009 Equity Incentive Plan will continue to provide us with the potential benefit to take tax deductions associated with certain types of executive equity compensation.

Awards granted under the 2009 Equity Incentive Plan may be designed to qualify as “performance-based compensation” within the meaning of Section 162(m). Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our chief executive officer or to our three other highest paid executives (other than our chief financial officer) to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as performance-based for Section 162(m) purposes, we may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For performance-based vesting full-value awards (i.e., stock units or restricted stock granted with certain performance-based vesting milestones) granted under the 2009 Equity Incentive Plan to qualify as fully deductible “performance-based compensation” under Section 162(m), among other things, our stockholders must approve the material terms of the 2009 Equity Incentive Plan at this Annual Meeting. A favorable vote for this proposal will allow us to deduct certain executive compensation in excess of $1 million and provide us with potentially significant future tax benefits and associated cash flow. If this proposal is not approved, the company will cease making grants under the 2009 Equity Incentive Plan until such time, if any, as stockholder approval is obtained.

We strongly believe that the approval of the material terms of the 2009 Equity Incentive Plan is important to our continued success. The compensation committee of our board of directors believes that equity awards motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in us, and provide an effective means of recognizing employee contributions to our success. The compensation committee believes that equity awards are a competitive necessity in the environment in which we operate, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help us meet our goals, as well as rewarding and encouraging current employees. The compensation committee believes that the ability to continue to grant equity awards in a tax-efficient manner is important to our future success.

Description of the Equity Plan

In October 2009, our board of directors adopted, and in December 2009 our stockholders approved, our 2009 Equity Incentive Plan. A copy of the plan is attached as Appendix A to this Proxy Statement. The 2009 Equity Incentive Plan became effective upon adoption by our board of directors and we began granting awards under the 2009 Equity Incentive Plan when our initial public offering occurred in May 2010. Our 2009 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants. As of October 8, 2012,              employees (including one employee director), five nonemployee directors and consultants were eligible to participate in the 2009 Equity Incentive Plan.

Authorized shares. The maximum aggregate number of shares that may be issued under the 2009 Equity Incentive Plan is 2,083,333 shares of our common stock, plus (i) shares that as of the date of our initial public offering, were reserved but not issued pursuant to any awards granted under our 1999 Stock Option Plan and were not subject to any awards granted thereunder, and (ii) any shares subject to stock options or similar awards granted under the 1999 Stock Option Plan that expire or otherwise terminate without having been exercised in full and unvested shares issued pursuant to awards granted under the 1999 Stock Option Plan that are forfeited to or repurchased by us, with the maximum number of shares to be added to the 2009 Equity Incentive Plan pursuant to clauses (i) and (ii) above equal to 6,089,029 shares. In addition, the number of shares available for issuance under the 2009 Equity Incentive Plan will be annually increased on the first day of each of our fiscal years, beginning July 1, 2011, by an amount equal to the least of:

•	1,666,666 shares;

•	4% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year; or

•	such amount as our board of directors may determine.

We expect approximately 1,666,666 shares will be added to the 2009 Equity Incentive Plan each year for the next three years and based on current business conditions, we expect that such shares will be granted to qualified individuals over the three year period.

Shares issued pursuant to awards under the 2009 Equity Incentive Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant under the 2009 Equity Incentive Plan. In addition, to the extent that an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2009 Equity Incentive Plan.

As of June 30, 2012, 8,288,059 shares had been reserved under the 2009 Equity Incentive Plan and an additional 1,653,950 shares were added to such plan on July 1, 2012.

In fiscal 2012, we granted approximately 2,263,000 shares. In fiscal years 2011 (ended June 30, 2011, hereinafter “fiscal 2011”) and 2010 (ended June 30, 2010, hereinafter “fiscal 2010”), we granted approximately 2,651,000 and 2,119,000 shares respectively.

Plan administration. The 2009 Equity Incentive Plan will be administered by our board of directors which, at its discretion or as legally required, may delegate such administration to our compensation committee or one and/or more additional committees. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the committee will consist of two or more “outside directors” within the meaning of Section 162(m).

Subject to the provisions of our 2009 Equity Incentive Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award. The administrator also has the authority, subject to the terms of the 2009 Equity Incentive Plan, to amend existing awards to reduce or increase their exercise price, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator, to institute an exchange program by which outstanding awards may be surrendered in exchange for awards that may have different exercise prices and terms, to prescribe rules and to construe and interpret the 2009 Equity Incentive Plan.

Section 162(m) Performance Goals. We have designed the 2009 Equity Incentive Plan so that it permits us to issue awards that qualify as performance-based under Section 162(m). Thus, the administrator may make performance goals applicable to a participant with respect to an award. At the administrator’s discretion, one or more of the following performance goals may apply: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total shareholder return, (x) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics. The performance measures listed above may apply to either to our company as a whole or, except with respect to stockholder return metrics, a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with IASB Principles or which may be adjusted when established to exclude or include any items otherwise includable or excludable under GAAP or under IASB Principles or any other objectively determinable items including, without limitation, (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture, or (c) the effect of any changes in accounting principles affecting our or a business unit’s, region’s, affiliate’s or business segment’s reported results.

Section 162(m) share and dollar limits. No participant may be granted stock options and stock appreciation rights to purchase more than 2,000,000 shares of common stock in any fiscal year, except that up to 4,000,000 shares may be granted in the participant’s first fiscal year of service. No participant shall be granted restricted stock, performance shares, or restricted stock units covering more than 1,500,000 shares of common stock in any fiscal year, except that up to 3,000,000 shares may be granted in the participant’s first fiscal year of service. No participant may be granted performance units covering more than $2,000,000 in any fiscal year, except that performance units covering up to $4,000,000 may be granted in the participant’s first fiscal year of service.

Stock options. The administrator may grant incentive and/or nonstatutory stock options under our 2009 Equity Incentive Plan. Except for options granted pursuant to Section 424(a) of the Internal Revenue Code, the exercise price of such options must equal at least the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our parent or subsidiary corporations, the term of such incentive stock option may not exceed five years and the exercise price must equal at least 110% of the fair market value of our common stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the plan administrator. Subject to the provisions of our 2009 Equity Incentive Plan, the administrator determines the term of all other options. After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.

Stock appreciation rights. Stock appreciation rights may be granted under our 2009 Equity Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of our 2009 Equity Incentive Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted stock. Restricted stock may be granted under our 2009 Equity Incentive Plan. Restricted stock awards are grants of shares of our common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service to us. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to us.

Restricted stock units. Restricted stock units may be granted under our 2009 Equity Incentive Plan. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our common stock. The administrator determines the terms and conditions of restricted stock units including the vesting criteria, which may include achievement of specified performance criteria or continued service to us, and the form and timing of payment. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines in its sole discretion whether an award will be settled in stock, cash or a combination of both.

Performance units/performance shares. Performance units and performance shares may be granted under our 2009 Equity Incentive Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Automatic director grants. Our 2009 Equity Incentive Plan also provides for the automatic grant of nonstatutory stock options to our nonemployee directors. Each nonemployee director appointed to the board of directors automatically receives an option to purchase 10,416 shares upon such appointment. This initial award vests as to 1/36th of the shares subject to the initial award on the last day of each month commencing the first full month after such initial award is granted, provided he or she continues to serve as a director through such vesting dates. In addition, nonemployee directors who have been directors for at least six months automatically receive a subsequent option to purchase 4,166 shares on each date of our annual meeting of stockholders. These subsequent awards vest as to 1/12th of the shares subject to such subsequent award on the last day of each month commencing the first full month after such subsequent award is granted, provided he or she continues to serve as a director through such vesting dates. All awards granted under the automatic grant provisions have a term of 10 years and an exercise price equal to the fair market value on the date of grant. The administrator may change the terms of future automatic awards granted to our nonemployee director including with respect to the types and number of awards granted.

Transferability of awards. Unless the administrator provides otherwise, our 2009 Equity Incentive Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise such an award during his or her lifetime.

Certain adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2009 Equity Incentive Plan, the administrator will make adjustments to the number and class of shares that may be delivered under the plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the plan.

In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or change in control. Our 2009 Equity Incentive Plan provides that in the event of a merger or change in control, as defined under the 2009 Equity Incentive Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. If the service of an outside director is terminated on or following a change of control, other than pursuant to a voluntary resignation, his or her options, restricted stock units and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse, and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels and all other terms and conditions met.

Plan amendment, termination. Our board of directors has the authority to amend, suspend or terminate the 2009 Equity Incentive Plan provided such action does not impair the existing rights of any participant. Our 2009 Equity Incentive Plan will automatically terminate ten years from the date it was adopted by our board of directors, unless we terminate it sooner.

U.S. Federal Tax Information

Options. Options granted under the 2009 Equity Incentive Plan are either incentive stock options that are intended to qualify under Section 422 of the Internal Revenue Code or nonstatutory options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is generally the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also our employee will be subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as short-term or long-term capital gain or loss, depending on the holding period.

Stock appreciation rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received and/or the amount of cash received. Any additional gain or loss recognized upon any later disposition of the shares of our common stock would be a capital gain or loss.

Restricted stock, performance units and performance shares. A participant will not have taxable income upon grant (unless, with respect to restricted stock that is not in the form of restricted stock units, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting/delivery equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares of our vested common stock.

Tax effect for TeleNav–Section 162(m). We generally will be entitled to a tax deduction in connection with an award under the 2009 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer or to our three other highest paid executives (other than our chief financial officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if certain of the conditions of Section 162(m) are met with respect to awards. If this proposal is approved, the 2009 Equity Incentive Plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards. Our company, however, retains the flexibility to structure awards that do not qualify as deductible performance-based compensation under Section 162(m), and provides no guarantee that any compensation intended to qualify as deductible performance-based compensation under Section 162(m) does qualify.

Internal Revenue Code Section 409A. Section 409A of the Internal Revenue Code (“Section 409A”) imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional twenty percent (20%) federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have reporting requirements with respect to such amounts, and will have certain withholding requirements.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND TELENAV UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A SERVICE PROVIDER MAY RESIDE.

Accounting Treatment. Under current accounting rules mandating expensing for all compensatory equity awards, including stock options and RSUs, we recognize compensation expense for all awards granted under the 2009 Equity Incentive Plan. This results in a direct charge to our reported earnings.

Plan Benefits

Automatic option grants to nonemployee directors under the 2009 Equity Incentive Plan are determinable at this time. See “Director Compensation” for a description of director compensation under the 2009 Equity Incentive Plan. The following table sets forth fiscal 2012 compensation under the 2009 Equity Incentive Plan for the persons or groups for whom an automatic option grant amount is determinable:

Name	Number of Stock Options
Dr. HP Jin	—
Michael Strambi	—
Marc Aronson	—
Dariusz Paczuski	—
Hassan Wahla	—
Douglas Miller	—
All current executive officers of the Company as a group	—
All current directors who are not executive officers as a group	16,664
All employees and consultants of the Company (excluding executive officers) as a group	—

Other benefits and amounts that may be received by employees, directors or consultants under the 2009 Equity Incentive Plan are not automatic and cannot be determined at this time because the administrator has discretion to determine the number, type and value of awards under the 2009 Equity Incentive Plan. The following table sets forth the aggregate number of shares of common stock subject to options and restricted stock units granted under the 2009 Equity Incentive Plan during the last fiscal year:

Name	Grant Date Fair Value of Stock Options(1)	Number of Stock Options	Grant Date Fair Value of RSUs(1)	Number of RSUs
Dr. HP Jin	$—	—	$—	—
Michael Strambi	326,460	150,000	137,800	20,000
Marc Aronson	471,041	110,000	124,650	15,000
Dariusz Paczuski	192,255	50,000	—	—
Hassan Wahla	115,353	30,000	—	—
Douglas Miller	192,255	50,000	—	—
All current executive officers of the Company as a group	1,353,815	400,000	262,450	35,000
All current directors who are not executive officers as a group	81,282	16,664	—	—
All employees and consultants of the Company (excluding executive officers) as a group	6,883,838	1,848,049	—	—

(1)	For more information about the determination of the grant date fair value, see “Executive Compensation—Plan-Based Awards for Fiscal 2012.”

Required Vote

The vote “FOR” the approval of the material terms of the 2009 Equity Incentive Plan requires a majority of the shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting. Unless marked to the contrary, proxies received will be voted “FOR” the ratification of the terms of the 2009 Equity Incentive Plan.

Recommendation

Our board of directors recommends a vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the TeleNav stockholders approve the material terms of the 2009 Equity Incentive Plan.”

PROPOSAL THREE

APPROVAL OF THE MATERIAL TERMS OF OUR INTERNAL REVENUE CODE 162(m) BONUS PLAN

Our stockholders are being asked to approve the material terms of our Bonus Plan in order to qualify payments under the Bonus Plan as performance-based in compensation for purposes of Section 162(m).

Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and our three other highest paid executives (other than our chief financial officer). However, the $1 million deduction limit does not apply to qualified “performance-based compensation.” To be considered qualified performance-based compensation, bonus awards under the Bonus Plan must be subject to performance goals. The “material terms” of the Bonus Plan, including the performance criteria that may be used to establish performance goals that may qualify as “performance-based compensation,” must have been approved by stockholders within the five years preceding the award.

We are submitting this proposal to stockholders for approval of the material terms of the Bonus Plan. Approval of the material terms of the Bonus Plan will allow awards under the Bonus Plan to qualify as tax-deductible “performance-based compensation” under Section 162(m).

For purposes of Section 162(m), the material terms of the Bonus Plan include (i) the employees eligible to receive awards under the Bonus Plan, (ii) a description of the business criteria on which the performance goals may be based, and (iii) either the maximum amount of compensation that can be paid to a covered employee under the plan or the formula used to calculate the amount of compensation that could be paid if the applicable performance goals are satisfied. Each of these aspects of the Bonus Plan is discussed below and is followed by a description of the other material features of the Bonus Plan.

In September 2009, our board of directors unanimously approved the Bonus Plan. In September 2012, our board of directors unanimously approved the amendment and restatement of the Bonus Plan (and directed that the Bonus Plan be submitted to stockholders at the Annual Meeting). If approved by our stockholders, the Bonus Plan will be effective for our company’s fiscal year commencing in 2012. If not approved by our stockholders, no payments for the purposes of Section 162(m) will be made pursuant to the Bonus Plan. A copy of the Bonus Plan is attached as Appendix B to this Proxy Statement.

The purpose of the Bonus Plan is to motivate certain executives to achieve objectively determinable performance milestones and to reward them when those performance milestones are achieved, following certification of the extent of such achievement by the compensation committee.

Description of the Performance Bonus Plan

Eligibility. Participants in the Bonus Plan are executive officers and key employees who are chosen solely at the discretion of our compensation committee. Our chief executive officer, all of our executive vice presidents and all of our senior vice presidents are eligible to be considered for participation in the Bonus Plan. Because our executive officers are eligible to receive awards under the Bonus Plan, our executive officers have an interest in this proposal. No person is automatically entitled to participate in the Bonus Plan in any Bonus Plan year. We may also pay discretionary bonuses, or other types of compensation, outside of the Bonus Plan.

Purpose. The purpose of the Bonus Plan is to motivate the participants to achieve our business objectives and to reward them when those objectives are satisfied. If certain requirements are satisfied, bonuses issued under the Plan may qualify as deductible “performance-based compensation” within the meaning of Section 162(m).

Administration. The Bonus Plan will be administered by the compensation committee, consisting of no fewer than two members of the board of directors.

Determination of awards. Under the Bonus Plan, participants will be eligible to receive awards based upon the attainment and certification of certain performance criteria established by the compensation committee. The performance criteria the compensation committee may choose from may include one or more of the following: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total shareholder return, (x) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics. The performance measures listed above may apply to either our company as a whole or, except with respect to stockholder return metrics, a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with IASB Principles or which may be adjusted when established to exclude or include any items otherwise includable or excludable under GAAP or under IASB Principles or any other objectively determinable items including, without limitation, (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture, or (c) the effect of any changes in accounting principles affecting our company or a business unit’s, region’s, affiliate’s or business segment’s reported results.

Our compensation committee shall appropriately adjust any evaluation of performance under a performance criteria to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in our annual report to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting our company’s or a business units’ reported results.

Our compensation committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Bonus Plan.

Payment of awards. All awards will be paid in cash as soon as is practicable following determination of the award, unless our company establishes a plan to permit deferral of bonus amounts, in which case awards will be paid pursuant to the timing requirements of that plan and applicable law.

Maximum award. The amounts that will be paid pursuant to the Bonus Plan are not currently determinable. The maximum bonus payment that any participant may receive under the Bonus Plan in any of our fiscal years is $3,000,000.

Amendment and termination. The compensation committee may amend, suspend or terminate the Bonus Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or reconcile any inconsistency in the Bonus Plan or in any award granted thereunder. The compensation committee may amend or modify the Bonus Plan in any respect, or terminate the Bonus Plan, without the consent of any affected participant. However, in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to any award.

Indemnification. Our board of directors and compensation committee are generally indemnified by the company for any liability arising from claims relating to the Bonus Plan.

U.S. federal income tax consequences. Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the company. If and to the extent that the Bonus Plan payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

Awards to be Granted to Certain Individuals and Groups

Awards under the Bonus Plan are determined based on actual future performance, so future actual awards cannot now be determined.

Required Vote

The vote “FOR” the approval of the material terms of our Bonus Plan requires a majority of the shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the material terms of our Bonus Plan.

Recommendation

Our board of directors recommends a vote “FOR” the approval of the material terms of our Bonus Plan.

PROPOSAL FOUR

APPROVAL OF THE PROPOSED AMENDMENT TO THE SECOND AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION

On September 7, 2012, our board of directors unanimously approved and recommended that our stockholders approve an amendment to our Second Amended and Restated Certificate of Incorporation to the change the name of the corporation from “TeleNav, Inc.” to “Telenav, Inc.” (the “Amendment”).

On January 9, 2012, we began doing business as Telenav, Inc. This name change strengthens and better articulates our family of brands and focus on a broader range of location based services, including navigation. We believe the proposed name change will appropriately reflect our business activities, broaden appeal, expand our user base and maintain recognition of the Telenav brands.

If the proposal to amend our Second Amended and Restated Certificate of Incorporation to change our name to “Telenav, Inc.” is approved by our stockholders, the new name will become effective upon the filing of a certificate of amendment that includes the Amendment and other required information with the Secretary of State of Delaware. This Amendment will change Article I of the Second Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“ARTICLE I.

The name of the Corporation is Telenav, Inc.”

If the name change becomes effective, the rights of stockholders holding shares represented by outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change.

Required Vote

The vote “FOR” the approval of the amendment to the Second Amended and Restated Certificate of Incorporation requires a majority of the shares outstanding. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the amendment to the Second Amended and Restated Certificate of Incorporation.

Recommendation

Our board of directors recommends a vote “FOR” the approval of the amendment to the Second Amended and Restated Certificate of Incorporation to change the name of the corporation to Telenav, Inc.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for fiscal 2013. Since fiscal 2007, Ernst & Young LLP has served as our independent registered public accounting firm. See “Principal Accounting Fees and Services.” Notwithstanding its selection, the audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Ernst & Young LLP.

Recommendation

Our board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services rendered to us by Ernst & Young LLP for fiscal 2012 and 2011. All of the services described in the following table were approved in conformity with the audit committee’s pre-approval process.

	Fiscal 2012	Fiscal 2011
Audit Fees(1)	$911,494	$907,016
Audit-Related Fees(2)	75,000	30,000
Tax Fees(3)	81,400	—
All Other Fees(4)	1,995	17,995

Total	$1,069,889	$955,011

(1)	Audit fees consist of fees billed for professional services rendered for: (i) the audit of our annual consolidated financial statements and reviews of applicable SEC filings including Form 10-K; (ii) audit of our internal control over financial reporting; (iii) the reviews of our quarterly financial statements and of applicable SEC filings including Form 10-Q; and (iv) services rendered in connection with our Form S-1 and Form S-8 filings related to our initial public offering including comfort letters, consents and other items related to SEC matters.
(2)	Audit-related fees consist of fees billed for professional services rendered for accounting consultations.
(3)	Tax fees consist of fees billed for professional services rendered for tax consultations.
(4)	All other fees include fees of $16,000 for non-audit related consulting services in fiscal 2011, and $1,995 for our subscription to Ernst & Young’s accounting research tool in each fiscal year.

Pre-Approval of Audit and Non-Audit Services

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee pre-approves services provided by the independent registered public accounting firm pursuant to its audit committee charter.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth the names, ages (as of October 8, 2012) and positions of our executive officers:

Name	Age	Position
Dr. HP Jin	48	Chairman of the Board of Directors, President and Chief Executive Officer
Michael Strambi	51	Chief Financial Officer and Treasurer
Salman Dhanani	39	Vice President, Growth Strategy and Partnerships
Loren Hillberg	54	General Counsel and Secretary
Dariusz Paczuski	46	Vice President, Marketing, Products and Monetization
Hassan Wahla	40	Vice President, Business Development and Carrier Sales

Dr. HP Jin is a cofounder of our company and has served as our president and a member of our board of directors since October 1999. Dr. Jin has also served as our chief executive officer and chairman of our board of directors from October 1999 to May 2001 and since December 2001. Prior to TeleNav, Dr. Jin served as a senior strategy consultant at the McKenna Group, a strategy consulting firm. Prior to that time, Dr. Jin was a business strategy and management consultant at McKinsey & Company, a management consulting firm. Dr. Jin was also previously a technical director at Loral Integrated Navigation Communication Satellite Systems, or LINCSS, a division of Loral Space & Communications, Inc., a GPS service and engineering company. Dr. Jin holds a B.S. and M.S. in Mechanical Engineering from Harbin Institute of Technology in China and a Ph.D. in Guidance, Navigation and Control, with a Ph.D. minor in Electrical Engineering, from Stanford University.

Michael Strambi has served as our chief financial officer and treasurer since June 2012. From November 2009 to June 2012, Mr. Strambi served as our vice president of finance. From December 2008 to August 2009, Mr. Strambi served as vice president and chief accounting officer of Silver Spring Networks, Inc., a provider of smart grid services. From February 2008 to December 2008, Mr. Strambi served as chief financial officer of Metacafe, Inc., a provider of online video services. From February 2006 to February 2008, Mr. Strambi served as vice president of finance of MobiTV, Inc., a provider of mobile media solutions. From 2002 to 2006, Mr. Strambi served in various positions, the most recent of which was vice president, controller and treasurer, with Macromedia, Inc., a provider of web publishing products and solutions that was acquired by Adobe Systems Incorporated. Mr. Strambi holds a B.S. in business administration with a concentration in accounting from California State University, Sacramento and an M.B.A. in finance from the University of Southern California.

Salman Dhanani is a cofounder of our company and has served as our vice president, growth strategy and partnerships since July 2012. Mr. Dhanani served as our vice president, products from August 2010 to July 2012 and as our vice president, products and marketing from August 2009 to August 2010. Mr. Dhanani served as our executive director of marketing from March 2009 to July 2009 and as our senior director of marketing from November 1999 to February 2009. From January 1999 to November 1999, Mr. Dhanani served as a consultant at the McKenna Group, a strategy consulting firm. From July 1996 to December 1998, Mr. Dhanani served as an application engineer at Schlumberger Ltd., a technology consulting services company. Mr. Dhanani holds a B.S. in Electrical Engineering from the University of Washington.

Loren Hillberg has served as our general counsel since April 2009. From September 2007 to September 2008, Mr. Hillberg served as vice president and general counsel at Force10 Networks, a privately held communications and networks company. From April 2005 to May 2007, Mr. Hillberg held various management positions, including executive vice president and general counsel at Macrovision Corporation (now Rovi Corporation), a publicly traded digital entertainment company. From May 1998 to March 2005, Mr. Hillberg served as senior vice president and general counsel at Macromedia, Inc., a provider of web publishing products and solutions that was acquired by Adobe Systems Incorporated. Mr. Hillberg holds a B.A. in Economics from Stanford University and a J.D. from the University of California, Hastings College of Law.

Dariusz Paczuski has served as our vice president, marketing, products and monetization since July 2012. Mr. Paczuski served as our vice president, marketing from July 2010 to July 2012. From December 2007 to July 2010, Mr. Paczuski held various positions, including senior director of Bing Carrier Strategy and senior director of Tellme Consumer Services, at Microsoft Corporation, a publicly traded software company. From 2002 to 2007, Mr. Paczuski held various positions, including vice president, search products and vice president, product marketing, at AOL Inc., a publicly traded online content company. Prior to that time, Mr. Paczuski held positions at Netscape Communications Corporation, an internet browser company, and General Electric Company, a publicly traded multinational company. Mr. Paczuski holds a B.S. in Marketing from California State University, Long Beach.

Hassan Wahla was promoted to vice president, business development and carrier sales, in August 2009 and served as our executive director of business development from May 2005 to August 2009. From April 2003 to May 2005, Mr. Wahla served as a senior product manager at Nextel Communications, a wireless communications company that merged with Sprint. From February 2002 to April 2003, Mr. Wahla served as vice president of business development of Wireless Multimedia Solutions, a privately held wireless software platform company. From September 1999 to February 2002, Mr. Wahla served as director of business development at MicroStrategy, Inc., a business intelligence software company. Prior to that time, Mr. Wahla served as a senior consultant at Maritime Power, a maritime equipment company. Mr. Wahla holds a B.S. in Industrial Engineering from Virginia Tech, an M.S. in Management from Stevens Institute of Technology and a Masters of International Affairs from Columbia University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for fiscal 2012 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview. The compensation committee of our board of directors is responsible for establishing, implementing and monitoring adherence with our compensation philosophy. The committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable. Currently, we have six executive officers. Details of our fiscal 2012 compensation for our chief executive officer, chief financial officer and the three other most highly compensated executive officers, as well as our former chief financial officer, to whom we refer to as the named executive officers, can be found in the section entitled “Executive Compensation—Fiscal 2012 Summary Compensation Table.” We provide types of compensation and benefits to our named executive officers similar to those we provide to our other executive officers and senior managers.

This section describes our compensation program for our executive officers. The discussion focuses on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders and explain how executive compensation is determined.

At our annual meeting in 2011, our stockholders approved the advisory proposal on executive compensation. The stockholders also approved holding advisory votes on executive compensation once every three years. We will next seek a stockholder advisory vote on executive compensation at our annual meeting in 2014. Although none of the compensation committee’s subsequent actions or decisions with respect to the compensation of our executive officers were directly attributable to the results of the vote, the compensation committee took the vote outcome into consideration in the course of its deliberations and expects to continue to do so with respect to future advisory votes concerning executive compensation.

Compensation Philosophy and Objectives. Historically, our compensation philosophy was to preserve cash and minimize expenses while rewarding the creation of long term stockholder value. Since becoming a public company, we have slowly shifted our compensation philosophy from a design more closely resembling that of a private company to one more suitable for a public company. As our organizational priorities continue to evolve, we intend to re-evaluate as circumstances dictate, at least on an annual basis, each component of our executive compensation program on a quantitative and qualitative basis to determine if the program is achieving its objectives.

Our executive compensation program seeks to attract talented, qualified executives to manage and lead our company and to motivate them to pursue and achieve our corporate objectives. We have created a compensation program that includes short term and long term components, cash and equity elements, and performance contingent payments in proportions that we believe will provide appropriate incentives to reward and retain our executives.

Our philosophy towards executive compensation reflects the following principles:

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Total compensation opportunities should be competitive. We believe that our total compensation programs should be competitive so that we can attract, retain and motivate talented executive officers who will help us to perform better than our competitors.

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Total compensation should be related to our performance. We believe that a significant portion of our executive officers’ total compensation should be linked to achieving specified financial and business objectives that we believe will create stockholder value and provide incentives to our officers to work as a team.

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Total compensation should be related to individual performance. We believe that executive officers’ total compensation should reward individual performance achievements and encourage individual contributions to achieve exceptional performance.

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Equity awards help executive officers think like stockholders. We believe that our executive officers’ total compensation should have a significant equity component because stock based equity awards help reinforce the executive officer’s long term interest in our overall performance and thereby align the interests of the executive officer with the interests of our stockholders.

Based on these philosophies, we seek to reward our executive officers as and when we achieve our goals and objectives and to generate stockholder returns by giving significant weight to performance-based compensation. While ensuring that appropriate risk management measures are implemented by our executive officers, a significant portion of the compensation for our executive officers is at risk based on the achievement of established goals, which we believe aligns their interests with the interests of our stockholders.

Role of the Compensation Committee and Executive Officers in Setting Executive Compensation. The compensation committee of our board of directors has overall responsibility for recommending to our board of directors the compensation of our chief executive officer and determining the compensation of our other executive officers. Members of the committee are appointed by the board of directors. Currently, the committee consists of two members of the board of directors, Messrs. Carolan and Chiu. Our board of directors determined that each member of our compensation committee was and remains an outside director for purposes of Section 162(m), a nonemployee director for purposes of Rule 16b-3 under the Exchange Act and an independent director as that term is defined under the Financial Industry Regulatory Authority (“FINRA”) rules.

The compensation committee operates under a written charter adopted by the board of directors, which establishes the duties and authority of the compensation committee. Copies of our compensation committee charter are available on our website at http://investor.telenav.com/governance.cfm.

The fundamental responsibilities of our compensation committee are:

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to provide oversight of our compensation policies, plans and benefit programs including reviewing and making recommendations to our board of directors regarding compensation plans, as well as general compensation goals and guidelines for our executive officers and the board of directors;

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to review and determine all compensation arrangements for our executive officers (including our chief executive officer) and to allocate total compensation among the various components of executive pay;

•	to review and approve all equity compensation awards to our executive officers (including our chief executive officer); and

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to oversee and direct our equity compensation plans, including the 1999 Stock Option Plan, the 2002 Executive Stock Option Plan and the 2009 Equity Incentive Plan, as applicable to all of our employees.

The compensation committee has the authority to engage the services of outside consultants, and it retained Compensia, Inc. (“Compensia”), an independent compensation consulting firm with substantial experience in the technology sector, as its compensation consultant in August 2011 to advise the compensation committee in matters related to executive and director compensation for fiscal and calendar 2012. Historically, we have set and paid compensation to our executive officers on a calendar rather than fiscal year basis.

In determining each executive officer’s compensation, our compensation committee reviews our corporate financial performance and financial condition and assesses the performance of the individual executive officers. The evaluation of individual performance is done by the compensation committee, in the case of the chief executive officer, and by the chief executive officer, in the case of other executives. The chief executive officer meets with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executives. The compensation committee may modify individual compensation components for executives other than the chief executive officer after reviewing the chief executive officer’s recommendations. The committee is not bound to and does not always accept the chief executive officer’s recommendations. The compensation committee also reviews the chief executive officer’s performance and confers with the full board of directors (excluding the chief executive officer). The compensation committee then makes all final compensation decisions for executive officers and approves any equity incentive awards for all of our executive officers. In addition, it is the committee’s practice to consult with the independent members of the board of directors prior to making material changes to our compensation policies.

Although we make many compensation decisions in the first quarter of the calendar year, the compensation evaluation process is ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards are performed annually or more often as needed. The compensation committee has the discretion to (i) increase, reduce or eliminate the bonus plan participant’s bonus award and/or (ii) increase an executive officer’s base salary in connection with a promotion or increased responsibilities during the year in the event that it determines that circumstances warrant. With regard to the bonus plan, the compensation committee may in its sole discretion determine the amount of any reduction on the basis of such factors as it deems relevant. In addition, pursuant to the compensation committee charter, the compensation committee is authorized to take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance. There are no limits on the amounts of such modification. Base salaries may be decreased with the agreement of the executive officer.

Third Party Analysis of Compensation. In August 2011, our compensation committee engaged Compensia to evaluate our current levels and types of compensation for executive officers and to recommend appropriate changes. Among other activities, Compensia:

•	assisted us in identifying a group of peer companies for purposes of benchmarking our levels of compensation;

•	gathered and analyzed compensation data from those peer companies as well as from other available compensation surveys; and

•	assisted us in structuring awards as part of the equity incentive element of our compensation program, including assisting us in establishing appropriate amounts for equity incentive awards.

As part of the annual executive compensation assessment, Compensia reviewed companies comparable to us with respect to revenue, headcount, capitalization, state of development, and/or industry or technological focus. Compensia reviewed our existing compensation peer group and revised the list based on certain financial and industry characteristics to better align with our current size and growth. For purposes of our fiscal 2012 compensation decisions, the benchmark companies considered by our compensation committee and Compensia, as our 2011 peer companies, were as follows:

• Aruba Networks	• Iridium
• Broadsoft	• Limelight Networks
• Cogent Communications	• Motricity
• Demandtec	• Neutral Tandem
• Digi International	• SolarWinds
• DigitalGlobe	• SourceFire
• EMS Technologies	• Successfactors
• GeoEye	• Telecommunications Systems
• Harmonic

Compensia’s review concluded, and our compensation committee concurred, that our historic compensation practices placed us within the market range of the comparable companies but below median in all categories other than long term equity compensation. In particular, Compensia and our compensation committee concluded that:

•	Our base salary levels placed us slightly below the 25th percentile of the publicly traded comparable companies but at approximately the 50th percentile of the comparable companies;

•	Our aggregate cash incentive compensation was also below the 25th percentile of the publicly traded comparable companies but at approximately the 50th percentile of the comparable companies; and

•	Our historic long term equity incentive awards placed us approximately midway between the 75th and 90th percentiles of the previous comparable companies.

In preparation for our upcoming compensation assessment we have asked Compensia to review and, as appropriate, update our peer companies for fiscal 2013. Compensia utilized our previously approved companies and made revisions to further refine our peer group to match our size, organization complexity, growth, as well as align our interests with more carrier-focus companies. Primary factors considered in revising the current peer list were company type, business focus, revenue and growth, market capitalization, and location.

For purposes of our fiscal 2013 compensation decisions, the benchmark companies to be considered by our compensation committee and Compensia, as our 2012 peer companies, will be as follows:

• 8x8	• inContact
• Broadsoft	• Iridium
• CalAmp	• Keynote Systems
• Cogent Communications	• KVH Systems
• Digi International	• Limelight Networks
• DigitalGlobe	• MRV Communications
• EasyLink Services	• Neutral Tandem
• GeoEye	• SureWest Communications
• Globecomm Systems	• Telecommunications Systems
• Harmonic

In addition to reviewing our compensation practices relative to previous comparable peer 2011 companies, our compensation committee gave substantial consideration to the incentive value, both as a performance incentive and a retention incentive, of current cash and equity incentive programs for our executive officers. Our historic cash incentive programs have consisted exclusively of bonuses approved pursuant to annual plans, such as our Short Term Incentive Bonus Plan, from time to time-based on financial performance or other metrics the board of directors or compensation committee determined relevant. For our executive officers, these bonus targets generally totaled approximately 50% of base salary, other than for Dr. Jin, whose bonus target is 70% of base salary. As a result, our compensation committee determined that both our short and long term incentive programs offered insufficient performance or retention value for our executive officers. The compensation committee intends to continue to evaluate the compensation levels and anticipates that it may approve increases in compensation. The market for executive talent in technology companies is very competitive, particularly in Silicon Valley, where we have historically looked to hire a substantial number of our executive officers and key employees.

The compensation committee concluded that the calendar 2011 base salaries plus bonus potential would enable our executive officers’ aggregate base salary and bonus in calendar 2011 to fall approximately within the 25th percentile of the 2011 peer group companies.

Employment Agreements. In September 2009, our compensation committee received a report from Compensia regarding our employment agreements versus the initial comparable companies, which are described above under the caption “Executive Compensation—Compensation Discussion and Analysis—Third Party

Analysis of Compensation.” In September and October 2009, the compensation committee discussed and approved our entering into employment agreements with each of our executive officers providing for benefits payable in the event the executive officer is involuntarily terminated other than for Cause or resigns for Good Reason within a two month period before or a 12 month period after a Change of Control (as such terms are described in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control”). From time to time, our board of directors may consider the possibility of an acquisition of us by other companies or other change of control transactions. We recognize that such consideration can be a distraction to our executive officers and could cause them to consider alternative employment opportunities. Our compensation committee believes that providing severance and change of control benefits to our executive officers is imperative to ensure their continued dedication and objectivity, notwithstanding the possibility of a change of control, to provide them with an incentive to continue employment and motivate them to maximize stockholder value in the event of a change of control, and to provide them with enhanced financial security. Under the agreements approved by our compensation committee, each of our executive officers will be entitled to receive, if his employment is terminated in the circumstances described, not more than two months prior to or more than 12 months after a Change of Control, the following benefits: (i) cash severance equal to 12 months of base salary (with the exception of Dr. Jin, who is entitled to receive 18 months of base salary, and Mr. Aronson, who was entitled to six months of base salary until his first anniversary of employment with us); (ii) bonus payment equal to his target bonus as in effect for the fiscal year in which the termination occurs, pro-rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee); (iii) continued coverage under our benefit plans for 12 months (or 18 months with respect to Dr. Jin and six months with respect to Mr. Paczuski until his first anniversary of employment with us); and (iv) accelerated vesting of 100% of any then unvested equity incentive awards (or 50% of any unvested equity incentive awards with respect to Mr. Aronson until his first anniversary of employment with us). Our then existing employment agreements with Messrs. Hillberg, Miller and Wahla were also amended and restated to provide for the benefits set forth above.

In the absence of a Change of Control, under the employment agreements, if we terminate an executive officer’s employment other than for Cause, death or disability two months prior or 12 months after a Change of Control, then such executive officer will be entitled to receive: (i) a lump sum severance payment in an amount equal to six months of base salary (or 12 months with respect to Dr. Jin and three months with respect to Mr. Aronson until his first anniversary of employment with us); (ii) a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, pro-rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee); and (iii) continued coverage under our benefit plans for six months (or 12 months with respect to Dr. Jin and three months with respect to Mr. Aronson until his first anniversary of employment with us).

See the section entitled “Executive Compensation—Employment Agreements” or “Executive Compensation—Potential Payments Upon Termination or Change of Control” for a further description of agreements with and the tables setting forth the potential payments to be made to each named executive officer and definitions of key terms under these agreements.

Components of Executive Compensation. Our executive compensation program consists of the following components: base salary; short term incentive (“STI”) compensation, consisting of cash bonuses; and long term equity-based incentive awards. We believe that each individual component is useful in achieving one or more of the objectives of our program. Together, we believe these components have been effective in achieving our overall objectives.

•	Base salary is utilized to retain employees, reflect differences in job scope and compensate for significant responsibilities.

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Cash bonuses are utilized to encourage executives to deliver on short term corporate financial and operating goals and individual objectives, and to ensure that a meaningful portion of compensation is based upon short term performance in accordance with our performance-based pay philosophy.

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Equity awards are utilized to balance executives’ short term thinking with a longer term perspective, reward for innovation, provide alignment with stockholder interests and attract and retain key talent.

Our executives’ total compensation may vary from year to year based on our financial results and individual performance.

Weighting of Compensation Components. We do not use predefined ratios in determining the allocation of compensation between base salary, bonus and equity components. Rather, we set each executive’s total compensation based on market conditions, geographic considerations, competitive market data and other factors. Our compensation policies related to executive compensation apply equally to all of our executive officers including our named executive officers. Differences in compensation levels among our executives generally reflect differing skill sets, experience, responsibilities and relative contributions.

The specifics of each compensation element were as follows:

Base Salary. We pay an annual base salary to each of our executives in order to provide them with a fixed rate of cash compensation during the year. Historically, we paid base salaries that we believe are below the market median for officers performing comparable jobs at comparable public companies. Based on a compensation survey that we obtained from informal reviews of compensation information gained through marketplace contacts (prior to the compensation review described under the “Executive Compensation—Compensation Discussion and Analysis—Third Party Analysis of Compensation” above), we believe base salary ranges for our named executive officers during fiscal 2012 were within the middle of the range for private companies and at the low end of the range for public companies. We analyzed the annual base salaries of executive officers in the information technology industry of companies predominantly headquartered in California with up to $200 million in annual revenue.

Each year, the compensation committee (or prior to the establishment of the compensation committee, our board of directors) has considered executive compensation as part of its performance review process. We did not apply specific formulas to determine increases to the base salaries of our named executive officers, including the chief executive officer. The compensation committee did not increase the base salaries of any of our executive officers for calendar 2012 based on the recommendations of the chief executive officer and the compensation committee’s or the board of directors’, as the case may be, view of relative performance or where an executive officer’s job responsibilities changed significantly. During fiscal 2012, base salaries for the executive officers were as follows: Dr. HP Jin, president and chief executive officer, $280,000 per calendar year; Michael Strambi, chief financial officer and treasurer, $250,000 per calendar year; Douglas Miller, our former chief financial officer, $260,000 per calendar year; Salman Dhanani, vice president, growth strategy and partnerships, $220,000 per calendar year; Loren Hillberg, general counsel and secretary, $220,000 per calendar year; Dariusz Paczuski, vice president marketing, products and monetization, $225,000 per calendar year, and Hassan Wahla, vice president, business development and carrier sales, $220,000 per calendar year. Our former senior vice president of engineering, Marc Aronson, had a base salary of $325,000 per calendar year.

Bonus Plan. One of our compensation objectives is to have a significant portion of each executive officer’s compensation tied to performance. To this end, in September 2009, we established a formal bonus plan that provides for performance-based cash incentive opportunities for our employees, including each of our executive officers. Under the Bonus Plan, the compensation committee determines the performance goals applicable to any award which goals may include, without limitation, total revenue, revenue from specific product lines, subscriber metrics, cash flow; customer satisfaction, earnings; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; operating profit; operating efficiency; gross or operating margin and individual objectives. These objectives may change from year to year as we continue to evolve and different priorities are established, but shall be subject to the review and approval of the compensation committee. The compensation committee may select the performance goals based on GAAP or Non-GAAP results and any actual results may be adjusted by the compensation committee for one-time items or unbudgeted or unexpected items when determining whether the performance goals have been met. The goals may be on the basis of any factors the compensation committee determines relevant, and may be on an individual, divisional, business unit or company wide basis. The performance goals may differ from participant to participant and from award to award. Our compensation committee will approve the bonus award for our chief executive officer. For all other executive officers, our compensation committee will approve the bonus award with input from our chief executive officer.

Under the Bonus Plan, at the beginning of each calendar year or performance period, the compensation committee or its delegate will set the performance metrics or targets and bonus pool under the plan and will also determine the target bonus amounts which may be awarded under the plan for all of our employees including our executive officers.

Our compensation committee maintains sole discretion to provide for cash incentive awards under the Bonus Plan in excess of the target base salary percentages if we exceed the established financial performance targets. In addition, the committee has discretion to reduce or eliminate the cash incentive awards regardless of performance. We do not currently have any policy regarding the adjustment or recovery of awards or payments if the relevant performance measures are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Awards will be reduced if we do not achieve the targets under the plan. The compensation committee may, however, approve payments of bonuses outside the plan regardless of whether performance targets have been achieved.

We have set and paid compensation to our executive officers on a calendar rather than fiscal year basis, and as a result, a certain calendar year bonus plan may be in effect during the first part of the fiscal year and another calendar year bonus plan may be in effect during the remaining portion of such fiscal year. For example, during fiscal 2012, we had in effect the 2011 Short Term Incentive Bonus Plan and the 2012 Short Term Incentive Bonus Plan, (the “STI Bonus Plans”) each of which is a subplan of the Bonus Plan. The purpose of our STI Bonus Plans is to reward selected managers, director level and executive officers for the successful achievement of certain individual and corporate performance goals.

The actual bonuses paid or payable under the STI Bonus Plans, if any, vary depending on the executive officer’s individual performance and our achievement of certain corporate performance goals. For calendar 2010, the corporate performance goals, known as Key Performance Indicators (“KPIs”), related to the achievement of specified revenue targets, operating efficiency objectives and certain customer satisfaction goals. Corporate performance is measured by all three KPIs with a higher weighting given to the achievement of revenue targets. For calendar 2011, KPIs measure total revenue, future growth, operating efficiency, the achievement of new products and services resulting in new revenue, and stock performance goals. For calendar 2012, corporate performance is determined by six KPIs. These KPIs relate to the increase in number of unique users, increase in customer visit frequency, operating efficiency and execution, strategic growth areas, and revenue. The amount of each individual officer’s target bonus is set at a specified dollar amount. Actual bonuses paid are based on the computation of point values achieved on corporate and individual KPIs and may exceed the target bonuses depending on the achievement of corporate and individual KPIs. For our executive officers, other than our chief executive officer and our chief financial officer, the calendar 2011 target bonuses were split between successful completion of corporate KPIs (70%) and individual KPIs (30%). However, the target bonuses for our chief executive officer and chief financial officer were based entirely (100%) on the achievement of our corporate KPIs. For calendar year 2012, the target bonuses for all of our executive officers are based entirely (100%) on the achievement of our corporate KPIs.

We utilize GAAP and non-GAAP operating measures internally to evaluate elements of our operating performance, and in some instances exclude certain revenue, costs, gains, losses and other charges that are considered by management to be outside of the core operating results that are being measured for performance. Our operating plan is an internal, non-public financial plan approved by our board of directors at the beginning of the fiscal year and is reviewed with our board of directors at each board meeting, as well as compared against actual results on a monthly basis. Our compensation committee creates KPIs based in part upon our operating plan and other operating metrics. The KPIs which are derived in part from the operating plan are generally considered by management to be aggressive but not unattainable based on management’s evaluation of, among other things, customer feedback and demand projections, historical revenue and trends, and industry and economic environment. Because the operating plan represents a proposed annual business plan, disclosure of our KPIs which are derived from our operating plan would be competitively harmful and confusing to investors. Most of the growth and revenue targets in our STI Bonus Plans are set significantly higher than the objectives in our operating plan. We do not disclose the specific revenue targets that must be achieved for payment of bonuses under the STI Bonus Plans because we believe it would result in competitive harm and therefore we believe it may be omitted pursuant to Instruction 4 to Item 402(b) of Regulation S-K.

In establishing our target bonuses for calendar 2012, the compensation committee considered management’s historic performance relative to prior operating plans as well as the committee’s view of the prospects for our business in fiscal 2012 and fiscal 2013. As a result of the review, our compensation committee believed that the targets identified are attainable while requiring substantial time and attention from management to ensure continued growth of our business. In order to increase our revenue, our chief executive officer and our business development and marketing executives need to, (i) identify and establish ways to more deeply penetrate the subscriber bases of our existing wireless carrier partners, (ii) continue the efforts necessary to sustain the growth initiatives that the Company has undertaken in automobile navigation, advertising and premium revenue and (iii) drive growth through new and existing sales channels to sell and support our services and products, particularly as we seek to expand into international markets. Our product and engineering executives need to (i) identify and establish market opportunities to expand the number of users with access to our products and increase the usage by those users, and (ii) continue to drive innovation in connection with our products to permit us to offer features and services that are highly desirable to consumers. Improving our operating efficiency will require our financial and operating executives to maintain tight controls over our operating expenses while concurrently investing in our infrastructure to improve the quality of our services and in developing and deploying new services and products to increase our revenue.

Assuming such corporate performance goals are met, the actual bonus paid to each executive officer will be as determined by the compensation committee, which evaluates and determines if the corporate performance goals were met and the computed percentage of the target bonus to be paid. Based on individual performance, each executive officer may receive up to 100% or more of his portion of the total bonus if the corporate performance goals are achieved. If corporate performance goals are not met, the portion of the total bonus such executive officer would otherwise be entitled to receive may be reduced. Upon the achievement of KPIs or at the discretion of our compensation committee, the actual payout may exceed 100% of an executive officer’s total target bonus. Our chief executive officer also has the discretion, subject to the approval of the compensation committee, to increase or decrease, up to 15%, the actual bonus paid to an executive officer. He may decrease his own bonus payout by up to 15% but is not authorized to increase the actual bonus paid to him. In addition, we have paid a nonrecoupable portion of the target bonus to executive officers, in the third quarter of each calendar year, which amount has not exceeded 30% of the target bonus. We have paid a portion of the target bonus after determining that the amount of the payments would not exceed the amount of bonus that would be expected to be paid for the year based on the KPIs achieved and forecast.

Long Term Incentives. We grant equity-based incentives to employees, including our executive officers, in order to create a corporate culture that aligns employee interests with stockholder interests. Our long term equity compensation program consists of stock options issued under our 2002 Executive Stock Option Plan and 2009 Equity Incentive Plan, as well as RSUs issued under our 2009 Equity Incentive Plan. Our compensation committee grants equity incentives to our executive officers to enable them to participate in any long term appreciation in our stockholder value. Additionally, these equity incentives provide a means of enhancing the retention of our executive officers since the options typically vest over a period of four years and the RSUs vest over a period of one to four years.

Generally, we have granted options following an executive officer’s start date. The initial option grant to each executive officer was principally based on the prevailing range of our other executives with consideration given to the nature of the job and the individual’s experience, as well as the current market conditions relating to equity ownership of officers in similar positions at similarly situated companies. Our historical ownership targets were based on the number of options by position as a percentage of the total options and common shares outstanding. This percentage has been diluted over time as we received several rounds of financing to sustain our operations before reaching profitability. With the exception of certain of our founders, we believe our executive officers’ ownership as a percentage of total common shares outstanding is at or above median compared to both public and private companies of our size.

Our compensation committee does not have any specific policy regarding the timing of stock option grants and equity awards have not historically been granted regularly or automatically to our executive officers on an annual basis. Our chief executive officer and chief financial officer have historically proposed an aggregate option pool to be allocated among participating officers and employees worldwide and approved, with respect to each individual option grant, by the compensation committee or the board of directors, as the case may be. In setting the size of the proposed aggregate option award pool, the chief executive officer and the chief financial officer take into consideration the impact of the size of the pool on share dilution, employee motivation, employee retention, expected hiring and accounting charges. The pool has not historically included an allocation for the chief executive officer. The proposals have included a division of the award pool based on a grant matrix established by employee class. The board of directors or compensation committee, as the case may be, has reviewed and discussed the award pool and approves the final option grants, if any, for each individual executive officer. If a proposed grant differs materially from the grant matrix, either our chief executive officer or our chief financial officer would provide the compensation committee or the board of directors, as the case may be, with an explanation or justification for such proposal. The board of directors, without Dr. Jin participating, or compensation committee, as the case may be, also determined the size of the option grant, if any, to be granted to Dr. Jin, our chief executive officer.

It has been our practice to grant additional option grants to employees, including our executive officers, when an individual has become substantially vested and the board of directors or compensation committee believe additional unvested equity incentives are appropriate as a retention incentive. In making its determination concerning additional option grants to our executive officers, the board of directors or compensation committee, as the case may be, has also considered, among other factors, individual performance and the size and terms of the individual’s outstanding equity grants. Our compensation committee has assumed this responsibility for future grants since the completion of our initial public offering.

In January 2012, we completed a focal review of equity grants for our employees and our board of directors approved option grants to a minority of our employee population, which grants were designed to provide additional retention for employees whose prior grants were largely vested and better align employees’ option positions to the grant matrix previously adopted by our board of directors. Our board of directors has granted options with exercise prices equal to 100% of fair market value on the date of grant.

In October 2011, in connection with our offer letter to Mr. Aronson, our compensation committee granted him an initial grant of a time-based option to purchase 100,000 shares of common stock, which was scheduled to vest as to 1/4th of the shares subject to the option on the one year anniversary of Mr. Aronson’s employment start date and 1/36th of the remaining shares subject to the option on each monthly anniversary of Mr. Aronson’s employment start date, in each case subject to his continued employment. We also agreed that for a period of three years, on or about each anniversary of Mr. Aronson’s employment, Mr. Aronson would be granted additional options for 20,000 shares of common stock, subject to the same provisions as his initial option grant. Mr. Aronson also received an initial grant of a RSU for 15,000 shares of common stock, which was scheduled to vest as to 100% of the shares subject to the RSUs on the first annual anniversary of Mr. Aronson’s employment start date. Mr Aronson left our company in August 2012, prior to the vesting of any portion of his initial grant or RSU and he is no longer to receive any further options.

In January 2012, our board of directors approved one-time grants of options to purchase our common stock at an exercise price of $7.43 per share:

Name	Shares(1)
Marc Aronson	10,000
Douglas Miller	50,000
Salman Dhanani	30,000
Loren Hillberg	30,000
Hassan Wahla	30,000
Dariusz Paczuski	50,000

(1)

1/4th of the shares will vest on the first anniversary of January 31, 2012, the vesting commencement date, and an additional 1/36th of the remaining shares will vest each month thereafter on the same day of each month as the vesting commencement date, or if there is no corresponding day, on the last day of the month, subject to the optionee’s continuous status as a service provider.

In determining equity incentive awards for our executive officers, the compensation committee reviewed Compensia’s analysis of equity compensation practices within the initial comparable companies (as described above under the caption “Executive Compensation—Compensation Discussion and Analysis—Third Party Analysis of Compensation”), the current unvested equity position of each of our executive officers, and the current value of outstanding equity awards held by our officers.

In the course of making its January 2012 determinations, the compensation committee consulted with Dr. Jin, our chief executive officer, to obtain his input and suggestions concerning proposed compensation adjustments for executive officers reporting to Dr. Jin. The committee also discussed with Dr. Jin proposals relating to Dr. Jin’s compensation, but Dr. Jin did not participate in any deliberations concerning his compensation.

In April 2012, in connection with our retention letter with Mr. Strambi when he was promoted from vice president of finance to chief financial officer, our compensation committee granted him an initial grant of a RSU for 20,000 shares of common stock, which will vest as to 1/16th of the shares subject to the RSUs each quarterly anniversary following the date he became chief financial officer (the “Start Date”). Mr. Strambi also received a grant of a time-based option (the “CFO Grant”) to purchase 150,000 shares of common stock, which commenced vesting as of the Start Date at a rate of 1/48th of the remaining shares subject to the option on each monthly anniversary thereafter. Additionally, Mr. Strambi agreed that each option to purchase common stock he holds as of his start date with an exercise price above $11.00 per share (the “Out-of-the-Money Options”) would be cancelled upon his start date.

Benefits. Our executives participate in our standard benefit plans, which are offered to all full time U.S.-based employees and include our 401(k) plan. We maintain a 401(k) retirement plan which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate in the 401(k) plan as of the first day of the first full calendar month following the start of their employment. The 401(k) plan provides a salary deferral program pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $17,000 in 2012 and contribute the withheld amount to the 401(k) plan. Participants over age 50 may elect to make additional elective deferral contributions, or catch-up contributions, in the statutorily prescribed limit equal to $5,500 in 2012. We may, in our sole discretion, make discretionary profit sharing and/or matching contributions to the 401(k) plan on behalf of our employees who are eligible to participate in the 401(k) plan. To date, we have not made any profit sharing contributions but, beginning in July 2006, we began matching employee contributions to the 401(k) plan with up to 4% of an employee’s salary, subject to certain vesting conditions.

Our executives have the opportunity to participate in our health and welfare benefit programs which include a medical program, a dental program, a vision program, life insurance, disability insurance, and flexible spending accounts. These benefits are the same as those offered to all other full time U.S.-based employees. Through our benefit programs, each of our named executive officers received group term life insurance equivalent to 100% of his annual base salary. See the “All Other Compensation” column of the summary compensation table in this section.

Stock Ownership Guidelines. We do not currently have stock ownership guidelines.

Accounting and Tax Considerations. Section 162(m) limits the amount of compensation paid to our chief executive officer and to each of our most highly compensated officers that may be deducted by us for federal income tax purposes in any fiscal year to $1,000,000. Performance-based compensation that has been approved by our stockholders is not subject to the $1,000,000 deduction limit. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. In addition, while the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Compensation Committee Report

The compensation committee oversees our compensation policies, plans and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Shawn Carolan (Chairman)

Hon Jane (Jason) Chiu

Fiscal 2012 Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, principal financial officer, each of our three other most highly compensated persons serving as executive officers as of June 30, 2012 and our former chief financial officer who resigned in June 2012. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary		Equity Awards(1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)		Total
Dr. HP Jin	2012	$280,000		$—	$205,800		$11,559		$497,359
President, Chief Executive Officer	2011	256,666		752,200	80,300		12,990	(4)	1,102,156
	2010	205,000		471,144	117,000		10,532		803,676
Michael Strambi	2012	210,820	(5)	464,260	65,578	(5)	11,173	(4)	751,831
Chief Financial Officer	2011	—		—	—		—		—
	2010	—		—	—		—		—
Marc Aronson(6)	2012	250,006		595,691	54,436		13,318		913,451
Former Senior Vice President, Engineering	2011	—		—	—		—		—
	2010	—		—	—		—		—
Dariusz Paczuski	2012	225,000		192,255	139,656	(7)	14,681	(4)	571,592
Vice President, Marketing	2011	209,959		353,536	—		195,145	(8)	758,640
	2010	—			—		—		—
Hassan Wahla	2012	223,032		115,353	114,950		12,297	(4)	465,632
Vice President, Business Development And Carrier Sales	2011 2010	206,666 178,333		300,880 235,570	47,630 58,385		10,487 7,558		565,663 479,846
Douglas Miller(9)	2012	278,832		192,255	136,500		11,794	(4)	619,381
Former Chief Financial Officer	2011	243,333		300,880	53,900		14,791	(4)	612,904
	2010	205,000		188,459	59,023		5,343	(4)	457,825

(1)	Amounts reflect the aggregate grant date fair value of RSUs and options awarded during the fiscal year computed in accordance with FASB ASC Topic 718 without regard to estimated forfeitures, and are not necessarily an indication of which named executive officers received the most gains from previously granted equity awards. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. The fair value of each option grant is estimated based on the fair market value on the date of grant and using the Black-Scholes-Merton option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 9 to the consolidated financial statements contained in our 2012 Annual Report.
(2)	The amounts in this column represent total performance-based bonuses earned pursuant to our 2011 Short Term Incentive Bonus Plan which are paid out in fiscal 2012, unless otherwise noted.
(3)	Amounts represent our 401(k) matching contribution and life insurance premiums paid by us.
(4)	Amounts represent our 401(k) matching contribution, life insurance premiums paid by us and reimbursement for health club membership fees.
(5)	Amount represents compensation for full fiscal year including salary and performance-based bonus awards earned prior to serving as an executive officer.
(6)	Mr. Aronson ceased to be our senior vice president, engineering on August 28, 2012.
(7)	Amount includes bonus for fiscal 2012 as well as a pro-rata bonus from fiscal 2011.
(8)	Amount represents our 401(k) matching contribution, life insurance premiums paid by us and a signing bonus and a one-time bonus paid by us per Mr. Paczuski’s 2010 offer letter.
(9)	Mr. Miller ceased to be our chief financial officer on June 15, 2012.

Plan-Based Awards for Fiscal 2012

The following table provides information regarding grants of all awards to each of our named executive officers during fiscal 2012.

Name	Grant Date	Payouts Under Non-Equity Incentive Plan Awards	All Other Option Awards: Number of Securities Underlying Options		All Other Equity Awards RSUs(3)		Exercise or Base Price of Option Awards (per share)(4)	Grant Date Fair Value of Option Awards(5)
		Target(1)
Dr. HP Jin	—	$196,000	—		—		$—	$—
Michael Strambi	—	63,000	—		—		—	—
Michael Strambi	05/01/12		150,000	(6)	—		6.89	326,460
Michael Strambi	05/01/12	—	—		20,000	(7)	—	137,800
Marc Aronson	—	43,958	—		—		—	—
Marc Aronson	11/01/11		100,000	(8)	—		8.31	432,590
Marc Aronson	01/31/12		10,000	(2)	—		7.43	38,451
Marc Aronson	11/01/11	—	—		15,000	(9)	—	124,650
Dariusz Paczuski	—	95,625			—
Dariusz Paczuski	01/31/12		50,000	(2)	—		7.43	192,255
Hassan Wahla	—	110,000	—		—		—	—
Hassan Wahla	01/31/12		30,000	(2)	—		7.43	115,353
Douglas Miller	—	130,000	—		—		—	—
Douglas Miller	01/31/12		50,000	(2)	—		7.43	192,255

(1)	Represents target awards under the 2011 Short Term Incentive Bonus Plan as further described in the section titled “Executive Compensation—Compensation Discussion and Analysis.” The target award is calculated on a specified percentage of the base salary, and such award was approved by our compensation committee on January 24, 2012. For more information regarding the amounts paid to our executive officers under our STI Bonus Plans see the section titled “Executive Compensation—Fiscal 2012 Summary Compensation Table.”
(2)

Represents stock option awards granted under our 2009 Equity Incentive Plan on the dates set forth in this table. 1/4th of the shares will vest on the first anniversary of January 31, 2012, the vesting commencement date, and an additional 1/36th of the remaining shares will vest each month thereafter on the same day of each month as the vesting commencement date, or if there is no corresponding day, on the last day of the month, subject to the optionee’s continuous status as a service provider. The options have a maximum term of 10 years.

(3)	Represents RSUs granted under our 2009 Equity Incentive Plan on the date set forth in this table.
(4)	Based on the fair market value per share of our common stock as of the date of grant.
(5)	Represents grant date value computed in accordance with FASB ASC 718. See Note 9 to the consolidated financial statements contained in our 2012 Annual Report for the assumptions used to determine the option values.
(6)

Represents stock option awards granted under our 2009 Equity Incentive Plan on the dates set forth in this table. 1/48th of the shares subject to the option will vest each month following the vesting commencement date, June 16, 2012, subject to the optionee’s continuous status as a service provider.

(7)	These RSUs vest quarterly over four years commencing May 1, 2012 as to 1,250 shares per quarter.
(8)

Represents stock option awards granted under our 2009 Equity Incentive Plan on the dates set forth in this table. 1/48th of the shares subject to the option were to vest each month following the vesting commencement date, November 1, 2011, subject to the optionee’s continuous status as a service provider. These shares will cease vesting on September 30, 2012 pursuant to the terms of Mr. Aronson’s Consulting Agreement dated August 29, 2012.

(9)	These RSUs will vest 100% on the first anniversary of September 9, 2011, the vesting commencement date, and as subject to the terms of Mr. Aronson’s Consulting Agreement dated August 29, 2012.

Outstanding Equity Awards at June 30, 2012

The following table presents certain information concerning outstanding equity awards held by each of our named executive officers at June 30, 2012.

			Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested		Market Value of Shares or Units That Have Not Vested
Dr. HP Jin	714,146	(3)	—		0.72	3/14/2016	—		$—
	88,545		36,455	(4)	6.12	8/18/2019	—		—
	98,958		151,042	(5)	6.55	11/2/2020	—		—
Michael Strambi	9,115		22,132	(6)	5.14	08/03/2020	—		—
	—		150,000	(7)	6.89	05/01/2022	—		—
	—		—		—	—	20,000	(8)	122,600
Marc Aronson	—		100,000	(9)	8.31	11/01/2021	—		—
	—		10,000	(10)	7.43	01/31/2022	—		—
	—		—		—	—	15,000	(11)	91,950
Dariusz Paczuski	38,334		41,666	(6)	5.14	08/03/2020	—		—
	—		50,000	(10)	7.43	01/31/2022	—		—
	—		—		—	—	21,333	(12)	130,771
Hassan Wahla	—		30,000	(10)	7.43	01/31/2022	—		—
	2,257	(13)	1,562		4.20	05/21/2019	—		—
	31,771		18,228	(4)	6.12	08/18/2019	—		—
	39,583	(5)	60,417		6.55	11/02/2020	—		—
	364	(14)	—		1.32	08/29/2017	—		—
	1,093	(15)	—		2.04	03/12/2018	—		—
Douglas Miller	211,618	(16)	—		0.72	8/07/2016	—		—
	34,376	(4)	—		6.12	08/18/2019	—		—
	39,583	(5)	—		6.55	11/02/2020	—		—

(1)	Unless otherwise noted, all stock options listed in this Outstanding Equity Awards table were granted under our 2009 Equity Incentive Plan.
(2)	The market value of unvested RSUs is calculated by multiplying the number of unvested RSUs by the closing price of our common stock on June 29, 2012 (last trading day in fiscal 2012), which was $6.13.
(3)	This option was granted under our 1999 Stock Option Plan and all shares of common stock subject to this stock option were fully vested as of the closing of our initial public offering, which was May 18, 2010.
(4)

This option was granted under our 1999 Stock Option Plan. The shares subject to this stock option began vesting on August 18, 2009 (vesting commencement date) and vest as to 1/4th of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/36th of the remaining shares each month thereafter on the same day of the month as the vesting commencement date.

(5)

The shares subject to this stock option began vesting on November 2, 2010 (vesting commencement date) and vest as to 1/4th of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/36th of the remaining shares each month thereafter on the same day of the month as the vesting commencement date.

(6)

The shares subject to this stock option began vesting on August 3, 2010 (vesting commencement date) and vest as to 1/4th of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/36th of the remaining shares each month thereafter on the same day of the month as the vesting commencement date.

(7)

The shares subject to this option began vesting on June 16, 2012 (vesting commencement date) and vest as to 1/48th of the shares subject to the option monthly on the same day of the month as the vesting commencement date.

(8)	These RSUs were granted on May 1, 2012 and vest quarterly commencing May 1, 2012 as to 1,250 shares per quarter.

(9)

The shares subject to this stock option began vesting on September 9, 2011 (the vesting commencement date) and were to vest as to 1/4th of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/36th of the remaining shares each month thereafter on the same day of the month as the vesting commencement date. These shares will cease vesting on September 30, 2012 pursuant to the terms of Mr. Aronson’s Consulting Agreement dated August 29, 2012.

(10)

The shares subject to this stock option began vesting on January 31, 2012 (vesting commencement date) and vest as to 1/4th of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/36th of the remaining shares each month thereafter on the same day of the month as the vesting commencement date.

(11)	These RSUs will vest 100% on the first anniversary of September 9, 2011, the vesting commencement date, and as subject to the terms of Mr. Aronson’s Consulting Agreement dated August 29, 2012.
(12)	These RSUs began vesting on July 19, 2010 (vesting commencement date) and vest as to 1/3rd of the RSUs on each anniversary of the vesting commencement date.
(13)

The shares subject to this option began vesting on May 21, 2009 (vesting commencement date) and vest as to 1/4th of the shares subject to the option on the first anniversary of the vesting commencement date and 1/36th of the remaining shares each month thereafter on the same day of the month as the vesting commencement date.

(14)	This option was granted under our 1999 Stock Option Plan and all shares of common stock subject to this stock option were fully vested as of August 29, 2011.
(15)	This option was granted under our 1999 Stock Option Plan and all shares of common stock subject to this stock option were fully vested as of March 12, 2012.
(16)	This option was granted under our 1999 Stock Option Plan and all shares of common stock subject to this stock option were fully vested as of May 15, 2010.

Option Exercises and Stock Vested During Fiscal 2012

The following table presents certain information regarding options exercised by our named executive officers in fiscal 2012. The value realized upon exercise of stock options is calculated based on the difference between the market price of our common stock upon exercise and the exercise price of the options. The value realized from vested RSUs is calculated by multiplying the amount of shares vested by the market price of our common stock on the date the shares are released.

Name	Number of Shares Acquired on Exercise	RSUs Vested	Value Realized on Exercise or Vesting
Dr. HP Jin	152,794	—	$1,154,345
Michael Strambi	7,853	—	31,956
Marc Aronson	—	—	—
Dariusz Paczuski	—	10,667	233,181
Hassan Wahla	—	—	—
Douglas Miller	79,000	—	684,259

Pension Benefits & Nonqualified Deferred Compensation

We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during fiscal 2012.

Employment Agreements

We currently have employment agreements or change of control agreements with each of our executive officers. The employment agreements with our executive officers provide for at will employment, base salary, term of the agreement, eligibility to participate in any of our bonus plans or programs, standard employee benefit plan participation and eligibility to receive stock option grants. The employment agreements contain certain severance and change of control benefits in favor of the executives.

Dr. HP Jin. In October 2009, we entered into an employment agreement with Dr. Jin. The agreement sets forth an initial annual base salary of $200,000, subject to review. He is eligible to participate in all of our bonus plans and programs and employee benefit plans. He is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that Dr. Jin is an at will employee and his employment may be terminated at any time by us or Dr. Jin. Provided the agreement is not terminated earlier pursuant to its terms, the agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Dr. Jin is entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Michael W. Strambi. In March 2012, we entered into an employment agreement with Mr. Strambi. The agreement sets forth an initial annual base salary of $210,000, which increased in June 2012 to an annual base salary of $250,000, subject to review, upon Mr. Strambi becoming chief financial officer. Mr. Strambi is eligible to participate in all of our bonus plans and programs and employee benefit plans. Mr. Strambi is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that he is an at will employee and his employment may be terminated at any time by us or Mr. Strambi. Provided the agreement is not terminated earlier pursuant to its terms, the agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Strambi is entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Marc Aronson. In October 2011, we entered into an employment agreement with Mr. Aronson. The agreement sets forth an initial annual base salary of $325,000, subject to review. Mr. Aronson was eligible to participate in all of our bonus plans and programs and employee benefit plans. Mr. Aronson was also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that he was an at will employee and his employment may be terminated at any time by us or Mr. Aronson. Mr. Aronson left our company in August 2012. In addition, Mr. Aronson was entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Salman Dhanani. In October 2009, we entered into an employment agreement with Mr. Dhanani. The agreement sets forth an initial annual base salary of $180,000, subject to review. He is eligible to participate in all of our bonus plans and programs and employee benefit plans. Mr. Dhanani is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that he is an at will employee and his employment may be terminated at any time by us or Mr. Dhanani. Provided the agreement is not terminated earlier pursuant to its terms, the agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Dhanani is entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Loren Hillberg. In October 2009, we entered into an amended and restated employment agreement with Mr. Hillberg. The amended and restated agreement sets forth the initial annual base salary of $200,000, subject to review. He is also eligible to participate in all of our bonus plans and programs and employee benefit plans. Mr. Hillberg is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that he is an at will employee and his employment may be terminated at any time by us or Mr. Hillberg. Provided the agreement is not terminated earlier pursuant to its terms, the agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Hillberg is entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Dariusz Paczuski. In June 2010, we entered into an employment offer letter and an employment agreement with Mr. Paczuski, which were replaced in July 2011with a new employment agreement with Mr. Paczuski. The agreement sets forth an initial annual salary of $225,000, subject to review. He is also eligible to participate in all of our bonus plans and programs and employee benefit plans. He is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that he is an at will employee and his employment may be terminated at any time by us or Mr. Paczuski. Provided the agreement is not terminated earlier pursuant to its terms, the agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Paczuski is entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Hassan Wahla. In October 2009, we entered into an amended and restated employment agreement with Mr. Wahla. The amended and restated agreement sets forth an initial annual salary of $180,000, subject to review. He is also eligible to participate in all of our bonus plans and programs and employee benefit plans. He is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that he is an at will employee and his employment may be terminated at any time by us or Mr. Wahla. Provided the agreement is not terminated earlier pursuant to its terms, the agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Wahla is entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements that require specific payments and benefits to be provided to our executive officers in the event of termination of employment. The description and table that follow describe the payments and benefits that may be owed by us to each of our executive officers upon the executive officer’s termination under certain circumstances.

Provided the employment agreement is not terminated earlier pursuant to its terms, in the event of a Change of Control (as defined below), the agreement provides for an automatic extension of the term of the agreement through the 18 month anniversary of such Change of Control with automatic one year renewals after the 18 month anniversary of the Change of Control unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal.

The employment agreements with each of our executive officers provide that, if we terminate the executive officer’s employment for Cause (as defined below), death or disability or if the executive officer terminates his employment other than for Good Reason (as defined below) upon or within a two month period before or a 12 month period after a Change of Control, we must pay the executive any base salary earned but not paid through the date of the executive officer’s termination, any earned but unpaid bonus and severance benefits in accordance with our policies then in effect, if any, and the vesting of all of the executive’s outstanding equity awards will cease on the date of the executive officer’s termination.

The employment agreements with each of our executive officers provide that, if we terminate the executive officer’s employment other than for Cause, death or disability, and the termination is not upon or within a two month period before or a 12 month period after a Change of Control, then such executive officer will receive a lump sum severance payment equivalent to a percentage of the executive’s base salary then in effect, a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, pro-rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee), and continued coverage under our benefit plans for a specified period of time.

The employment agreements with each of our executive officers provide that, if we terminate the executive officer’s employment other than for Cause, death or disability or if the executive officer terminates his employment for Good Reason, and the termination is upon or within a two month period before or a 12 month period after a Change of Control, then such executive officer will receive a lump sum severance payment equivalent to a percentage of the executive officer’s base salary then in effect, a lump sum bonus payment equal to his target bonus as in effect for the fiscal year in which the termination occurs, pro-rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee), continued coverage under our benefit plans for a specified period of time and acceleration of 100% of the unvested equity awards held by such executive officer.

The employment agreements provide that the executive officers will not resign for Good Reason without first providing us with written notice of the acts or omissions constituting the grounds for Good Reason within 90 days of the initial existence of the grounds for Good Reason and a reasonable cure period of not less than 30 days following the date of such notice.

In order to receive the severance benefits described above, the executive officer is obligated to refrain from soliciting our employees to leave our company for a one year period, continue to observe and maintain the confidentiality of all confidential and proprietary information and provide us with an executed separation agreement and release of claims.

In the event any payment to one of our executive officers under his employment agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), such executive officer will be entitled to receive such payment as would entitle him to receive the greatest after tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of our employment agreements with our executive officers, “Change of Control” means the occurrence of any of the following:

(i)	the acquisition by any one person, or more than one person acting as a group (for these purposes, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with us), or Person, that becomes the owner, directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding securities; provided, however, that for the purposes of this subsection (i), the acquisition of additional securities by any one Person, who is considered to own more than 50% of the total voting power of our securities shall not be considered a Change of Control;

(ii)	a change in the composition of our board of directors occurring within a 12 month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (A) are our directors as of the effective date of the employment agreement with the executive officer or (B) are elected, or nominated for election, to our board of directors with the affirmative votes of a least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of our directors); or

(iii)

a change in the ownership of a substantial portion of our assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following shall not constitute a change in the ownership of a substantial portion of our assets: (1) a transfer to an entity that is controlled by our stockholders immediately after the transfer; or (2) a transfer of assets by us to: (A) a stockholder of ours (immediately before the asset transfer) in exchange for or with respect to our securities; (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; (C) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all our outstanding stock; or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (C). For purposes of this subsection (iii), gross fair market value means the value of our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a transaction of ours that does not constitute a change of control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii) shall not be considered a Change of Control.

For the purposes of our employment agreements with our executive officers, “Cause” means:

(i)	any material act of personal dishonesty made by the executive officer in connection with the executive officer’s responsibilities as an employee;

(ii)	the executive officer’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;

(iii)	the executive officer’s gross misconduct;

(iv)	the executive officer’s unauthorized use or disclosure of any of our proprietary information or trade secrets or of any other party to whom the executive officer owes an obligation of nondisclosure as a result of executive officer’s relationship with us;

(v)	the executive officer’s willful breach of any obligations under any written agreement or covenant with us; or

(vi)	the executive officer’s continued failure to perform his employment duties after the executive officer has received a written demand of performance from us which specifically sets forth the factual basis for our belief that the executive officer has not substantially performed his duties and has failed to cure such nonperformance to our satisfaction within 10 business days after receiving such notice.

For the purpose of our employment agreements with Messrs. Jin, Strambi and Hillberg, “Good Reason” means the occurrence of one or more of the following events without the executive officer’s express written consent:

(i)	the assignment to the executive officer of any duties, the reduction of the executive officer’s duties or the removal of the executive officer from his position and responsibilities, either of which must result in a material diminution of such executive officer’s authority, duties or responsibilities with us in effect immediately prior to such assignment, unless the executive officer is provided with a comparable position (i.e., the executive officer’s same position in the parent company of the combined entity);

(ii)	a material reduction in the executive officer’s base salary, unless the base salaries of all of our (and, if applicable, our successor’s) other similarly situated employees are also similarly reduced (for these purposes, a reduction of the executive officer’s base salary by 10% or more will be considered material, provided that a reduction of less than 10% may still be material based on the facts and circumstances relating to the reduction);

(iii)	a material change in the geographic location of the executive officer’s primary work facility or location; provided, however, that a relocation of less than 35 miles from the executive officer’s then present location will not be considered a material change in geographic location; or

(iv)	our failure to obtain assumption of the employment agreement by any successor.

For the purpose of our employment agreements with Messrs. Dhanani, Wahla, Aronson and Paczuski, “Good Reason” means the occurrence of one or more of the following events without the executive officer’s express written consent:

(i)	the assignment to the executive officer of any duties, the reduction of the executive officer’s duties or the removal of the executive officer from his position and responsibilities, either of which must result in a material diminution of the executive officer’s authority, duties, or responsibilities with us in effect immediately prior to such assignment, unless the executive officer is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status);

(ii)	a material reduction in the executive officer’s base salary, unless the base salaries of all of our (and, if applicable, our successor’s) other similarly situated employees are also similarly reduced (for these purposes, a reduction of the executive officer’s base salary by 10% or more will be considered material, provided that a reduction of less than 10% may still be material based on the facts and circumstances relating to the reduction);

(iii)	a material change in the geographic location of the executive officer’s primary work facility or location; provided, however, that a relocation of less than 35 miles from the executive officer’s then present location will not be considered a material change in geographic location; or

(iv)	our failure to obtain assumption of the employment agreement by any successor.

Severance Terms for Dr. Jin. In the event that Dr. Jin is terminated other than for Cause, death or disability, and the termination is not upon or within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions, Dr. Jin will be entitled to receive the following:

•	a lump sum severance payment equal to 12 months of his base salary in effect immediately prior to his termination;

•

a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, pro-rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee); and

•	coverage for a period of up to 12 months for himself and his eligible dependents under our medical, dental and vision benefit plans.

In the event that Dr. Jin is terminated other than for Cause, death or disability, or if he terminates his employment for Good Reason, and the termination is within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions, Dr. Jin will be entitled to receive the following:

•	a lump sum severance payment equal to 18 months of his base salary in effect immediately prior to his termination;

•

a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, pro-rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee);

•	coverage for a period of up to 18 months for himself and his eligible dependents under our medical, dental and vision benefit plans; and

•

all unvested equity awards will immediately vest and become exercisable in full. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award.

In order to receive the severance benefits described above upon a termination of Dr. Jin’s employment, Dr. Jin is obligated to refrain from soliciting our employees to leave us for a one year period after the termination of his employment, continue to observe and maintain the confidentiality of all confidential and proprietary information and provide us with an executed separation agreement and release of claims.

Severance Terms for Messrs. Hillberg, Strambi, Dhanani, Wahla, and Paczuski. Pursuant to the employment agreements, in the event that we terminate the employment of Messrs. Hillberg, Strambi, Dhanani, Wahla, or Paczuski other than for Cause, death or disability, and the termination is not upon or within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions, such executive officer will be entitled to receive the following:

•	a lump sum severance payment equal to six months of his base salary in effect immediately prior to his termination;

•

a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, pro-rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee); and

•	coverage for a period of up to six months for himself and his eligible dependents under our medical, dental and vision benefit plans.

In the event we terminate the employment of Messrs. Hillberg, Strambi, Dhanani, Wahla, or Paczuski other than for Cause, death or disability, or if either Messrs. Hillberg, Strambi, Dhanani, Wahla, or Paczuski terminates his employment for Good Reason, and the termination is within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions, such executive officer will be entitled to receive the following:

•	a lump sum severance payment equal to 12 months of his base salary in effect immediately prior to his termination;

•

a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, pro-rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee);

•	coverage for a period of 12 months for himself and his eligible dependents under our medical, dental and vision benefit plans; and

•

all of the unvested equity awards of the executive officer will immediately vest and become exercisable in full. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award.

In order to receive the severance benefits described above upon a termination of employment of Messrs. Hillberg, Strambi, Dhanani, Wahla or Paczuski, Messrs. Hillberg, Strambi, Dhanani, Wahla or Paczuski is obligated to refrain from soliciting our employees to leave us for a one year period after the termination of his employment, continue to observe and maintain the confidentiality of all confidential and proprietary information and provide us with an executed separation agreement and release of claims.

Severance Terms for Mr. Aronson. In the event Mr. Aronson was terminated other than for Cause, death or disability, and the termination is not upon or within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions, Mr. Aronson was entitled to receive the following:

•	a lump sum severance payment equal to three months of his base salary in effect immediately prior to his termination;

•

a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, pro-rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely at the discretion of the company’s board of directors or compensation committee); and

•	coverage for a period of up to three months for himself and his eligible dependents under our medical, dental and vision benefit plans.

In the event that we terminate the employment of Mr. Aronson other than for Cause, death or disability, or if Mr. Aronson terminates his employment for Good Reason, and the termination is within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions, Mr. Aronson was entitled to receive the following:

•	a lump sum severance payment equal to six months of his base salary in effect immediately prior to his termination;

•

a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, pro rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely at the discretion of the board of directors or compensation committee);

•	coverage for a period of up to six months for himself and his eligible dependents under our medical, dental and vision benefit plans; and

•

half of the unvested equity awards held by Mr. Aronson will immediately vest and become exercisable in full prior to his termination, and the awards will remain exercisable, to the extent applicable, following his termination for the period prescribed in the respective equity plan and agreement for each award.

In order to receive the severance benefits described above upon a termination of Mr. Aronson’s employment, Mr. Aronson is obligated to refrain from soliciting our employees to leave us for a one year period after the termination of his employment, continue to observe and maintain the confidentiality of all confidential and proprietary information and provide us with an executed separation agreement and release of claims.

Fiscal 2012 Potential Payments Upon Termination or Change of Control

The following table shows the amounts each of our named executive officers would receive in the event of their termination following a Change of Control, or upon certain other events, assuming the termination took place on June 30, 2012, the last business day of our most recent completed fiscal year.

		Involuntary Termination
Name	Benefits	More Than Two Months Before Change of Control	Within Two Months Before or 12 Months After Change of Control
Dr. HP Jin	Severance Payment (Salary)	$280,000	$420,000
	Severance Payment (Bonus)	196,000	196,000
	Continuation of Medical/Welfare Benefits	18,515	27,773
	Acceleration of Stock Options(1)	—	365

Michael Strambi	Severance Payment (Salary)	125,000	250,000
	Severance Payment (Bonus)	125,000	125,000
	Continuation of Medical/Welfare Benefits	9,222	18,444
	Acceleration of Stock Options and RSUs(1)	—	144,511

Marc Aronson	Severance Payment (Salary)	81,250	162,500
	Severance Payment (Bonus)	162,500	162,500
	Continuation of Medical/Welfare Benefits	1,831	3,662
	Acceleration of Stock Options and RSUs(2)	—	45,975

Dariusz Paczuski	Severance Payment (Salary)	112,500	225,000
	Severance Payment (Bonus)	112,500	112,500
	Continuation of Medical/Welfare Benefits	10,026	20,051
	Acceleration of Stock Options and RSUs(1)	—	172,021

Hassan Wahla	Severance Payment (Salary)	110,000	220,000
	Severance Payment (Bonus)	132,000	132,000
	Continuation of Medical/Welfare Benefits	10,023	20,046
	Acceleration of Stock Options(1)	—	3,197

(1)	100% of the unvested shares subject to stock options and RSUs would accelerate if the executive officer were terminated other than for Cause, death or disability or resigned for Good Reason within a two month period before or a 12 month period after a Change of Control. Value represents the gain the executive officer would receive, calculated as the difference between the stock price on June 30, 2012 and the exercise price of all unvested options and RSUs. The stock price on June 30, 2012 was $6.13 per share.
(2)	50% of the unvested shares subject to stock options and RSUs would accelerate if the executive officer were terminated other than for Cause, death or disability or resigned for Good Reason within a two month period before or a 12 month period after a Change of Control. Value represents the gain the executive officer would receive, calculated as the difference between the stock price on June 30, 2012 and the exercise price of all unvested options and RSUs. The stock price on June 30, 2012 was $6.13 per share.

Severance Agreements

On June 16, 2012, we entered into a Consulting Agreement (the “Miller Agreement”) with Douglas Miller, our former chief financial officer. The Miller Agreement expires on December 15, 2012, unless terminated by either party upon seven (7) days’ prior notice. The Miller Agreement provides that Mr. Miller will be available for up to twenty (20) hours per month during the term of the Miller Agreement; however, Mr. Miller may be available for additional hours upon mutual agreement between the parties. Mr. Miller will receive a monthly consulting fee of $10,000 per month and an additional $500 for every hour that he provides services over the twenty (20) hours per month. The Miller Agreement also provides that any unvested equity awards held by Mr. Miller ceased vesting and terminated upon the Miller Agreement’s effective date of June 16, 2012. Mr. Miller’s vested options shall continue to be outstanding pursuant to the terms of our option agreements.

On August 29, 2012, we entered into a Consulting Agreement (the “Aronson Agreement”) with Marc Aronson, our former senior vice president of engineering. The Aronson Agreement will terminate when one party gives the other party seven (7) days’ prior written notice of such termination, but not prior to September 30, 2012. The Aronson Agreement provides that Mr. Aronson will be available for up to ten (10) hours per month during the term of the Aronson Agreement; however, Mr. Aronson may be available for additional hours upon mutual agreement between the parties. Mr. Aronson will receive a monthly consulting fee of $5,000 per month and an additional $250 for every hour that he provides services over the ten (10) hours per month. The Aronson Agreement also provides that any unvested equity awards held by Mr. Aronson will cease vesting as of September 30, 2012. Mr. Aronson’s vested options shall continue to be outstanding pursuant to the terms of our option agreements.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding options, RSUs, warrants and rights granted to our employees and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of June 30, 2012.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights (b)	Reserved for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)(2)	7,779,835	$5.4695	508,224
Equity compensation plans not approved by security holders	—	—	—
Total	7,779,835	$5.4695	508,224

(1)	Our 2009 Equity Incentive Plan incorporates an evergreen formula pursuant to which on July 1 of each year the aggregate number of shares reserved for issuance under the 2009 Equity Incentive Plan will increase by a number of shares equal to the lesser of (A) 1,666,666 shares, (B) 4% of the outstanding shares on the last day of the immediately preceding fiscal year, or (C) such number of shares determined by our board of directors.
(2)	Includes RSU awards for 72,999 shares which have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since the beginning of fiscal 2012 to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the “Executive Compensation” section of this proxy statement.

Transactions with Entities Affiliated with our Directors and Officers

In January 2011, our board of directors approved the purchase of hardware for resale from GlobalSat Technology Corp. (“GlobalSat”). The payments pursuant to this transaction have not been made yet and are estimated to be approximately $2 million annually (which we expect will represent less than 5% of our revenue and GlobatSat’s revenue, respectively, in the applicable period). Samuel Chen, a member of our board of directors, is the chairman of the board of directors of GlobalSat and holds shares of GlobalSat.

Policies and Procedures for Related Party Transactions

As provided by the audit committee charter, the audit committee of our board of directors must review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to the audit committee any related party transaction prior to entering into the transaction.

We believe that we have executed all of the transactions set forth under the section entitled “Certain Relationships and Related Party Transactions” on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the audit committee of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal 2012, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of                     , concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our common stock;

•	Each of our directors and nominees for the board of directors;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o TeleNav, Inc., 950 De Guigne Drive, Sunnyvale, California 94085.

We have determined beneficial ownership in accordance with the rules of the SEC. Under the SEC’s proxy rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on              shares of common stock outstanding at                     . In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of                     . We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

The information provided in the table and related footnotes are based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Shares	Percentage
5% Stockholders:
Digital Mobile Venture Ltd.(1)	11,326,934		%
c/o Rayson Technology Co. Ltd.
5F No. 550 Ruei Guang Road
Taipei, Taiwan
Entities affiliated with Menlo Ventures(2)	6,133,058
3000 Sand Hill Road
Building 4, Suite 100
Menlo Park, CA 94025
iGlobe Partners Fund, L.P.(3)	2,791,272
5201 Great America Parkway
Suite 320
Santa Clara, CA 95054

Named Executive Officers and Directors:
Dr. HP Jin(4)	1,745,146
Michael Strambi(5)	20,000
Marc Aronson	*
Salman Dhanani(6)	384,381
Hassan Wahla(7)	82,186
Shawn Carolan(8)	6,145,488
Samuel Chen(9)	11,337,628
Hon Jane (Jason) Chiu(10)	1,563,799
Joseph M. Zaelit(11)	45,416
Loren Hillberg(12)	27,816
Dariusz Paczuski(13)	67,754
Doug Miller(14)	285,577
Ken Xie(15)	20,000
All executive officers and directors as a group (13 people)(16)

*	Represents beneficial ownership of less than 1%.
(1)	Samuel Chen, one of our directors, and his wife, Fiona Chang, share voting and dispositive power over the shares of our common stock held by Digital Mobile Venture Ltd (“Digital”).
(2)	Includes 5,977,643 shares held by Menlo Ventures X, L.P., 104,606 shares held by MMEF X, L.P. and 50,809 shares held by Menlo Entrepreneurs Fund X, L.P. The sole general partner of Menlo Ventures X, L.P., MMEF X, L.P. and Menlo Entrepreneurs Fund X, L.P., (together, the “Menlo Entities”), is MV Management X, L.L.C. (“MV Management”). The managing members of MV Management are Shawn Carolan, H.D. Montgomery, Douglas C. Carlisle, John W. Jarve, Sonja H. Perkins, Mark Siegel, and Pravin Vazirani, and each disclaims beneficial ownership of shares held by the Menlo Entities except to the extent of his or her pecuniary interest therein.
(3)	Information based solely on Schedule 13G filed with the SEC on February 13, 2012. Includes 2,791,212 shares held by iGlobe Partners Fund, L.P. (“iGlobe Fund”) and 9,167 shares held by Soo Boon Koh. The general partner of iGlobe Fund is iGlobe Partners LLC (“iGlobe Partners”). The managing member of iGlobe Partners is Soo Boon Koh.
(4)	Includes 16,700 shares held by Jacqueline Jin and 16,700 shares held by Michael Jin, Dr. Jin’s children; 807,673 shares held by Dr. Jin; and shares issuable upon the exercise of options exercisable within 60 days of . Dr. Jin disclaims beneficial ownership of shares held by RR Grantor Retained Annuity Trust except to the extent of his pecuniary interest.

(5)	Consists of 1,250 shares held by Michael Strambi and 18,750 RSUs which vest quarterly as of July 31, 2012.
(6)	Includes shares issuable upon the exercise of options exercisable within 60 days of .
(7)	Consists solely of shares issuable upon the exercise of options exercisable within 60 days of .
(8)	Includes 6,133,058 shares held by the Menlo Entities and shares issuable upon the excise of options exercisable within 60 days of .
(9)	Consists of 11,326,934 shares held by Digital, of which 3,300,000 shares are pledged as security, and shares issuable upon the exercise of options exercisable within 60 days of .
(10)	Includes shares issuable upon the exercise of options exercisable within 60 days of .
(11)	Excludes 2,791,272 shares held by iGlobe Fund. Mr. Zaelit is a venture partner of iGlobe Partners Inc., an entity that provides administrative services to iGlobe Fund, but does not share voting or dispositive power for shares of our common stock. Consists solely of shares issuable upon the exercise of options exercisable within 60 days of .
(12)	Consists solely of shares issuable upon the exercise of options exercisable within 60 days of .
(13)	Includes RSUs held by Dariusz Paczuski and shares of our common stock issuable upon exercise of options exercisable within 60 days of .
(14)	Consists solely of shares issuable upon the exercise of options exercisable within 60 days of .
(15)	Consists solely of RSUs held by Ken Xie.
(16)	Includes shares of our common stock issuable upon the exercise of options exercisable within 60 days of .

AUDIT COMMITTEE REPORT

The audit committee assists the board of directors in fulfilling its responsibilities for oversight of the integrity of our financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements and the qualifications, independence and performance of our independent registered public accounting firm.

Our management is responsible for establishing and maintaining internal controls and for preparing our consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the audit committee to oversee these activities.

The audit committee has:

•	Reviewed and discussed the audited financial statements with our management and with Ernst & Young LLP, our independent registered public accounting firm;

•

Discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (Codification of Statements on Auditing Standards, AU 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based upon these discussions and review, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Joseph M. Zaelit (Chairman)

Samuel Chen

Hon Jane (Jason) Chiu

OTHER MATTERS

We are not aware of any other matters to be submitted at the 2012 Annual Meeting. If any other matters properly come before the 2012 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2012 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed on the proxy card you received, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Sunnyvale, California October , 2012

APPENDIX A

TELENAV, INC.

2009 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means TeleNav, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital

Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Outside Director” means a Director who is not an Employee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(cc) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd) “Plan” means this 2009 Equity Incentive Plan.

(ee) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or to include any items otherwise excludable under GAAP or under IASB Principles or to exclude or include any other objectively determinable items including, without limitation, (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture, or (c) the effect of any changes in accounting principles affecting Telenav’s or a business unit’s, region’s, affiliate’s or business segment’s reported results: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total shareholder return, (x) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics.

(ff) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(gg) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(hh) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj) “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk) “Service Provider” means an Employee, Director or Consultant.

(ll) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(mm) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 2,083,333 Shares (post-split), plus (i) any

Shares that, as of the Registration Date, have been reserved but not issued pursuant to any awards granted under the Company’s 1999 Stock Option Plan (the “Existing Plan”) and are not subject to any awards granted thereunder, and (ii) any Shares subject to stock options or similar awards granted under the Existing Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to 6,089,029 Shares (post-split). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2012 Fiscal Year (i.e. the fiscal year commencing July 1, 2011), in an amount equal to the least of (i) 1,666,666 Shares (post-split), (ii) 4.0% of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to determine the terms and conditions of any, and to institute any Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 20 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Code Section 162(m) Provisions.

(a) Option and SAR Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 2,000,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(b) Restricted Stock, Performance Share and Restricted Stock Unit Annual Limit. No Participant shall be granted, in any Fiscal Year, more than 1,500,000 Shares in the aggregate of the following: (i) Restricted Stock, (ii) Performance Shares, or (iii) Restricted Stock Units; provided, however, that such limit shall be 3,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(c) Performance Units Annual Limit. No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $2,000,000, provided, however, that such limit shall be $4,000,000 in the Participant’s first Fiscal Year of Company service.

(d) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to facilitate qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals); provided, however, that the Administrator does not guarantee that any Awards granted hereunder so qualify.

(e) Changes in Capitalization. The numerical limitations in Sections 6(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

7. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the

Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Section 7(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

12. Formula Awards to Outside Directors.

(a) General. Outside Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under this Plan, including discretionary Awards not covered under this Section 12. All grants of Awards to Outside Directors pursuant to this Section will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(b) Type of Option. If Options are granted pursuant to this Section they will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(c) No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Section or to determine the number of Shares to be covered by such Awards (except as provided in Sections 12 and 15).

(d) Initial Award. Each person who first becomes an Outside Director will be automatically granted an Option to purchase 10,416 Shares (post-split) (the “Initial Award”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award.

(e) Annual Award. Each Outside Director will be automatically granted an Option to purchase 4,166 Shares (post-split) (an “Annual Award”) on each date of the annual meeting of the stockholders of the Company, if as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(f) Terms. The terms of each Award granted pursuant to this Section will be as follows:

(i) The term of the Award will be ten (10) years.

(ii) The exercise price for Shares subject to Awards will be one hundred percent (100%) of the Fair Market Value on the grant date.

(iii) Subject to Section 15, the Initial Award will vest and become exercisable as to 1/36th of the Shares subject to the Initial Award on the last day of each month commencing the first full month after such Initial Award is granted, provided that the Participant continues to serve as a Director through such date(s).

(iv) Subject to Section 15, the Annual Award will vest and become exercisable as to 1/12th of the Shares subject to such Annual Award on the last day of each month commencing the first full month after such Annual Award is granted, provided that the Participant continues to serve as a Director through such date(s).

(g) Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 12, including, without limitation, the number of Shares and exercise prices thereof, for Awards granted on or after the date the Administrator determines to make any such change or revision.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan, and the number of Shares issuable pursuant to Awards to be granted under Section 12 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B

TELENAV, INC.

AMENDED AND RESTATED BONUS PLAN

(initially adopted on September 15, 2009)

(as amended on September 13, 2012)

1. Purposes of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating executive officer and key employees to: (1) perform to the best of their abilities, and (2) achieve the Company’s objectives. The Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code Section 162(m); provided, however, that the Company does not guarantee that bonuses paid hereunder so qualify.

2. Definitions.

(a) “Award” means, with respect to each Participant, the award determined pursuant to Section 8(a) below for a Performance Period. Each Award is determined by a Payout Formula for a Performance Period, subject to the Committee’s authority under Section 8(a) to eliminate or reduce the Award otherwise payable.

(b) “Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Disability” means Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Company employees.

(f) “Committee” means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall, with respect to payments hereunder intended to qualify as performance-based compensation under Code Section 162(m), consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as “outside directors” within the meaning of Section 162(m).

(g) “Company” means Telenav, Inc. or any of its subsidiaries (as such term is defined in Code Section 424(f)).

(h) “Determination Date” means the latest possible date that will not jeopardize a Target Award or Award’s qualification as Performance-Based Compensation.

(i) “Fiscal Quarter” means a fiscal quarter of the Company.

(j) “Fiscal Year” means a fiscal year of the Company.

(k) “Maximum Award” means as to any Participant for any Performance Period, $3 million.

(l) “Participant” means an executive officer or key employee of the Company participating in the Plan for a Performance Period.

(m) “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

(n) “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m).

(o) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results to a designated comparison group, and/or to another Performance Goal and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or to include any items otherwise excludable under GAAP or under IASB principles: (i) cash flow (including operating cash flow or free cash flow) or cash flow margin, (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) gross margin, (v) operating margin, (vi) operating expenses or operating expenses as a percentage of revenue, (vii) earnings (which may include, without limitation, earnings before interest and taxes, earnings before taxes and earnings before income, taxes, depreciation and amortization), (viii) earnings per share, (ix) operating income, (x) net income, (xi) stock price, (xiii) return on equity, (xiii) total stockholder return, (xiv) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xv) return on capital, (xvi) return on assets or net assets, (xvii) return on investment, (xviii) economic value added, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxiii) objective customer indicators (including, without limitation, a customer satisfaction rating), (xxiv) new product invention or innovation, (xxv) attainment of research and development milestones, (xxvi) improvements in productivity, (xxvii) attainment of objective operating goals, and (xxviii) objective employee metrics. The Committee shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s quarterly and annual reporting with the Securities and Exchange Commission for the applicable year, and (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.

(p) “Performance Period” means any Fiscal Quarter or Fiscal Year, or such other longer period but not in excess of five Fiscal Years, as determined by the Committee in its sole discretion.

(q) “Plan” means this Bonus Plan.

(r) “Plan Year” means the Company’s fiscal year.

(s) “Section 162(m)” means Section 162(m) of the Code, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

(t) “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 6.

3. Plan Administration.

(a) The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Subject to the requirements for qualifying compensation as Performance-Based Compensation, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

i) discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;

ii) to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

iii) to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

(b) Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

4. Eligibility. The employees eligible to participate in the Plan for a given Performance Period shall be executive officers or key employees of the Company who are designated by the Committee in its sole discretion. No person shall be automatically entitled to participate in the Plan.

5. Performance Goal Determination. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing prior to the Determination Date.

6. Target Award Determination. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing prior to the Determination Date.

7. Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula shall (a) be set forth in writing prior to the Determination Date, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Award for any Performance Period exceed the Maximum Award.

8. Determination of Awards; Award Payment.

(a) Determination and Certification. After the end of each Performance Period, the Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the Payout Formula but shall not have the right to increase the Award above that which would otherwise be payable under the Payout Formula.

(b) Right to Receive Payment. Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. A Participant needs to be employed by the Company through the payment date in order to be eligible to receive an Award payout hereunder; provided, however, that if a Participant dies or becomes Disabled prior to the payment of an Award earned by him or her prior to his or her death or Disability for a Performance Period completed prior to such death or Disability, the Award will be paid to his or her estate or to the Participant, as the case may be, in all events within two and one-half months following the end of such Performance Period, and subject to the Committee’s discretion to reduce or eliminate any Award otherwise payable.

(c) Form of Distributions. The Company shall distribute all Awards to the Participant in cash.

(d) Timing of Distributions. Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination and written certification of the Award for a Performance Period.

(e) Deferral. The Committee may defer payment of Awards, or any portion thereof, to Covered Employees as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m). In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9. Term of Plan. Subject to its approval at the 2012 annual meeting of the Company’s stockholders, the Plan shall continue until terminated under Section 10 of the Plan.

10. Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) impair any payments to Participants made prior to such amendment, modification, suspension or termination, unless the Committee has made a determination that such amendment or modification is in the best interests of all persons to whom Awards have theretofore been granted; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to shareholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

11. Withholding. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

12. At-Will Employment. No statement in this Plan should be construed to grant any employee an employment contract of fixed duration or any other contractual rights, nor should this Plan be interpreted as creating an implied or an expressed contract of employment or any other contractual rights between the Company and its employees. The employment relationship between the Company and its employees is terminable at-will. This means that an employee of the Company may terminate the employment relationship at any time and for any reason or no reason.

13. Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

15. Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.

16. Governing Law. The Plan shall be governed by the laws of the State of California, without regard to conflicts of law provisions thereunder.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

TELENAV, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, November 27, 2012

9:00 a.m. Pacific Time

TeleNav, Inc.

950 De Guigne Drive

Sunnyvale, CA 94085

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE

ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 27, 2012.

The undersigned stockholder of TeleNav, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated             , 2012, and hereby appoints Dr. HP Jin and Michael Strambi, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2012 Annual Meeting of Stockholders of TeleNav, Inc., to be held on November 27, 2012 at 9:00 a.m. Pacific Time at TeleNav’s headquarters, located at 950 De Guigne Drive, Sunnyvale, California 94085, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: FOR ALL NOMINEES TO THE BOARD OF DIRECTORS; FOR APPROVAL OF THE TERMS OF TELENAV’S 2009 EQUITY INCENTIVE PLAN; FOR APPROVAL OF THE MATERIAL TERMS OF TELENAV’S SECTION 162(M) PERFORMANCE BONUS PLAN; FOR APPROVAL OF THE PROPOSED AMENDMENT TO ARTICLE I OF TELENAV’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION; FOR THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS TELENAV’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

The Board of Directors recommends a vote “FOR” proposals 1, 2, 3, 4, and 5.

1. Election of Class III directors to serve until 2015	01 Dr. HP Jin	02 Joseph M. Zaelit	☐ Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominees write the number(s) of the nominee(s) in the box provided to the right.)

2. The approval of the material terms of TeleNav’s 2009 Equity Incentive Plan.			☐ FOR	☐ AGAINST	☐ ABSTAIN

3. The approval of the material terms of TeleNav’s Section 162(m) Performance Bonus Plan.			☐ FOR	☐ AGAINST	☐ ABSTAIN

4. The approval of the amendment to TeleNav’s Second Amended and Restated Certificate of Incorporation.			☐ FOR	☐ AGAINST	☐ ABSTAIN

5. Ratification of the appointment of Ernst & Young LLP as TeleNav’s independent registered public accounting firm for the fiscal year ending June 30, 2013.			☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

I plan to attend the annual meeting ☐

Address Change?

Mark Box ☐    Indicate changes below:

Date: _____________________________

Signature(s) in Box

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.